Exhibit 99.22

EXECUTION VERSION

Dated 28th day of June 2024

GENTAO CAPITAL LIMITED

(as Issuer)

and

CHEN SHENG

(陈升)

(as Guarantor) and

BEACON CAPITAL GROUP INC.

and

FAST HORSE TECHNOLOGY LIMITED

and

SUNRISE CORPORATE HOLDING LTD.

(as BVI Cos)

and

SHINING RICH HOLDINGS LIMITED

耀富控股有限公司

(as Investor)

SUBSCRIPTION AGREEMENT

relating to

12 PER CENT. SECURED GUARANTEED NOTE

IN THE PRINCIPAL AMOUNT UP TO US$24,000,000

Schedule 1 PARTICULARS OF THE ISSUER	SCH 1-1
Schedule 2 FORM OF NOTE INSTRUMENT	SCH 2-1
Schedule 3 FORM OF NOTICE OF ISSUANCE	SCH 3-1
Schedule 4 CONDITIONS PRECEDENT	SCH 4-1
Schedule 5 SHAREHOLDING TABLE	SCH 5-1

i

THIS AGREEMENT is dated the 28th day of June 2024 and made among:

(1)	GENTAO CAPITAL LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1759132 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Issuer”);

(2)	CHEN SHENG (陈升), a citizen of the PRC with passport number [*****] and PRC Identity Card number [*****] and domiciled in the PRC (the “Guarantor”);

(3)	BEACON CAPITAL GROUP INC., a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 469757 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“BVI-1”);

(4)	FAST HORSE TECHNOLOGY LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 368150 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“BVI-2”);

(5)	SUNRISE CORPORATE HOLDING LTD., a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1622848 and with its registered office at Kingston Chambers P.O. Box 173, Road Town, Tortola, British Virgin Islands (“BVI-3” and, together with the Issuer, BVI-1 and BVI-2, the “BVI Cos” and, together with the Guarantor, the “Obligors”); and

(6)	SHINING RICH HOLDINGS LIMITED 耀富控股有限公司, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1972405 and with its registered office at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (the “Investor”).

WHEREAS:

(A)	As at the date of this Agreement, the Issuer has a share capital of US$1 with one (1) issued ordinary share. Particulars of the Issuer are set out in Schedule 1 (Particulars of the Issuer).

(B)	The Guarantor is the sole legal and beneficial owner of the entire issued share capital of each of the Issuer and the BVI Cos.

(C)	Upon the terms and conditions set forth in this Agreement (including the terms and conditions as set out in the Schedules), the Issuer intends to issue to the Investor, and the Investor intends to subscribe from the Issuer, the 12 per cent. secured guaranteed Note in the principal amount up to US$24,000,000 (the “Note”) at Closing (as defined below).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“ADS” means an American depositary share of the Listco (each representing six (6) Class A Shares in the Listco (subject to adjustment for share splits, share consolidations or other similar events that have a diluting or concentrative effect on the ADS, provided that no such adjustment shall be made if (and to the extent that) the Listco and/or the Depositary, pursuant to their authority (if any), elects to adjust the number of Class A Shares represented by each ADS such that the price and other terms of the ADS will not be affected by any such diluting or concentrative event)), which are listed on the Nasdaq Global Select Market (Stock Code: Nasdaq: VNET).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Bearer Share” has the meaning given to it under the BVI Business Companies Act, (No 16 of 2004), as amended.

“Broker” means Huatai Financial Holdings (Hong Kong) Limited.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and, on any day on which a payment in US dollars is to be made, New York City.

“BVI Act” means the British Virgin Islands Business Companies Act 2004, as amended and/or supplemented from time to time.

“BVI Co Shares” means the respective issued shares in the BVI Cos.

“BVI Registrar” means the Registrar of Corporate Affairs of the British Virgin Islands.

“BVI-1 Account” means the bank account designated by the Issuer for receiving the proceeds from the issue of the Note, which shall be specified in the Notice of Issuance.

“Charged Shares (BVI Cos)” means (a) collectively the Charged Shares (Guarantor – Issuer), the Charged Shares (Guarantor – BVI-1), the Charged Shares (Guarantor – BVI-2) and the Charged Shares (Guarantor – BVI-3); and (b) all BVI Co Shares which become subject to Security under this Agreement or any Transaction Security Document from time to time.

“Charged Shares (BVI-1 – Listco)” means (a) 34,744,206 Class A Shares, representing approximately 2.20% of all issued shares in the Listco; and (b) any and all Listco Shares issued to or acquired by BVI-1 from time to time, to be charged by BVI-1 in favour of the Investor under the Share Charge (BVI-1 – Listco).

“Charged Shares (BVI-2 – Listco)” means (a) 19,670,117 Class B Shares, representing approximately 1.24% of all issued shares in the Listco; and (b) any and all Listco Shares issued to or acquired by BVI-2 from time to time, to be charged by BVI-2 in favour of the Investor under the Share Charge (BVI-2 – Listco).

“Charged Shares (BVI-3 – Listco)” means (a) 8,087,875 Class B Shares, representing approximately 0.51% of all issued shares in the Listco; and (b) any and all Listco Shares issued to or acquired by BVI-3 from time to time, to be charged by BVI-3 in favour of the Investor under the Share Charge (BVI-3 – Listco).

“Charged Shares (Guarantor – Issuer)” means (a) one (1) share in the Issuer, representing all issued share in the Issuer; and (b) any and all shares in the Issuer issued to or acquired by the Guarantor from time to time, to be charged by the Guarantor in favour of the Investor under the Share Charge (Guarantor – Issuer).

“Charged Shares (Guarantor – BVI-1)” means (a) 50,000 shares in BVI-1, representing all issued shares in BVI-1; and (b) any and all shares in BVI-1 issued to or acquired by the Guarantor from time to time, to be charged by the Guarantor in favour of the Investor under the Share Charge (Guarantor – BVI-1).

“Charged Shares (Guarantor – BVI-2)” means (a) four (4) shares in BVI-2, representing all issued shares in BVI-2; and (b) any and all shares in BVI-2 issued to or acquired by the Guarantor from time to time, to be charged by the Guarantor in favour of the Investor under the Share Charge (Guarantor – BVI-2).

“Charged Shares (Guarantor – BVI-3)” means (a) 1,000 shares in BVI-3, representing all issued shares in BVI-3; and (b) any and all shares in BVI-3 issued to or acquired by the Guarantor from time to time, to be charged by the Guarantor in favour of the Investor under the Share Charge (Guarantor – BVI-3).

“Charged Shares (Issuer – Listco)” means (a) one (1) Class A Share, representing approximately 0.00% of all issued shares in the Listco; (b) 33,628,926 Class A Shares represented by the Subject ADSs (Issuer – Listco) to be re-registered in the name of the Issuer pursuant to Clause 15.21(a)(iii); and (c) any and all Listco Shares issued to or acquired by the Issuer from time to time, to be charged by the Issuer in favour of the Investor under the Share Charge (Issuer – Listco).

“Charged Shares (Listco)” means (a) collectively the Charged Shares (Issuer – Listco), the Charged Shares (BVI-1 – Listco), the Charged Shares (BVI-2 – Listco) and the Charged Shares (BVI-3 – Listco); and (b) all Listco Shares which become subject to Security under this Agreement or any Transaction Security Document from time to time.

“Class A Shares” means class A ordinary shares in the capital of the Listco which has a par value of US$0.00001 each.

“Class B Shares” means class B ordinary shares in the capital of the Listco which has a par value of US$0.00001 each.

“Class C Shares” means class C ordinary shares in the capital of the Listco which has a par value of US$0.00001 each.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Conditions Precedent” means the conditions precedent for the subscription of the Note as referred to in Clause 4.1 (Conditions Precedent).

“Closing” means the closing of the subscription of the Note. “Closing Date” has the meaning ascribed to it in Clause 6.1(a).

“Confidential Information” means all information relating to any Obligor, any other Group Member, the Transaction Documents or the Note of which the Investor becomes aware in its capacity as, or for the purpose of becoming, the Investor or which is received by the Investor in relation to, or for the purpose of becoming the Investor under, the Transaction Documents or the Note from any Group Member or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Investor of Clause 17 (Disclosure of information); or

(b)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(c)	is known by the Investor before the date the information is disclosed to it in accordance to the provision in this definition described above or is lawfully obtained by the Investor after that date, from a source which is, as far as the Investor is aware, unconnected with the Listco Group and which, in either case, as far as the Investor is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in any form agreed between the Issuer and the Investor.

“Control Documents” means any loan agreement, exclusive technical consulting and services agreement, share pledge agreement, power of attorney, share purchase agreement and any other related arrangement or agreement that is entered into by each of Abitcool (China) Broadband Inc., Joytone Infotech Co., Ltd., VNET Data Center Co., Ltd. (previously known as 21Vianet Date Center Co., Ltd.) and Shanghai Edge Connect Technology Co., Ltd. so as to achieve effective control over and receive the economic benefits of business operations of the Controlled Entities which are subject to the Controlled Entity Structure.

“Controlled Entities” means each of the Controlled Group Holding Companies and all of their Subsidiaries from time to time.

“Controlled Entity Structure” means any arrangement where an entity (that is established in the PRC and in respect of which the Listco does not, directly or indirectly, hold or own a majority of its issued shares or equity interests) (the “VIE Entities”) and/or its shareholders enter into contractual arrangements with any Subsidiary of the Listco which enables such Subsidiary of the Listco to exercise effective control over and receive the economic benefits of business operations of the VIE Entities and their Subsidiaries and consolidate the financial condition or results of operation of the VIE Entities and their Subsidiaries in accordance with GAAP for the purposes of the consolidated financial statements of the Listco.

“Controlled Group Holding Companies” means the following companies:

(a)	Beijing Yiyun Network Technology Group Co., Ltd (北京毅云网络科技集团有限公司) (previously known as Beijing Yiyun Network Technology Co., Ltd (北京毅云网络科技有限公司)), a limited liability company incorporated under the laws of the PRC with united social credit code of 9111010574332214XF;

(b)	Shanghai Zhiyan Yunwei Technology Co., Ltd (上海致沿云惟科技有限公司), a limited liability company incorporated under the laws of the PRC with united social credit code of 91310115MA1K4N1X8D;

(c)	Beijing iJoy Information Technology Co., Ltd (北京阅联信息技术有限公司), a limited liability company incorporated under the laws of the PRC with united social credit code of 911101026996479581; and

(d)	Hulian Xincheng Network Technology (Beijing) Co., Ltd. (互联新程网络科技（ 北京）有限公司) (previously known as Wifire Network Technology (Beijing) Co., Ltd ( 光载无限网络科技（ 北京） 有限公司)), a limited liability company incorporated under the laws of the PRC with united social credit code of 911101170958055139.

“Conversion” means any sale, lease, transfer or other disposal:

(a)	of Class A Shares of the Listco in exchange for ADSs of the Listco representing all such exchanged Class A Shares, provided that all such ADSs of the Listco are registered by the Depositary in the name of the Investor for the benefit of the Issuer (or the relevant Obligor) and subject to Security not prohibited by the Depositary and in form and substance satisfactory to the Investor and the Investor is provided with all documents, notices, other evidence as required under the relevant Transaction Security Document(s) and any security confirmations as may be required by the Investor; or

(b)	of Class B Shares of the Listco in exchange for Class A Shares of the Listco representing all such exchanged Class B Shares, provided that all such Class A Shares of the Listco are subject to Security in form and substance satisfactory to the Investor and the Investor is provided with all documents, notices, other evidence as required under the relevant Transaction Security Document(s) and any security confirmations as may be required by the Investor.

“Conversion Procedures” means the procedures for Conversion as may be set out in the memorandum and articles of association of the Listco, the Deposit Agreement, the “Procedures for Conversion of Class A Ordinary Shares into ADSs” of the Listco dated 10 May 2024 and the Amended and Restated Restricted ADS Letter Agreement dated 26 January 2021 between the Listco and the Depositary, and such other procedures for Conversion as may be agreed by the Listco, the Issuer and the Investor, as applicable.

“Decree No. 56” means the Administrative Measures for Examination and Registration of Medium and Long-term Foreign Debts of Enterprises (Decree No. 56 of the NDRC, 《企业中长期外债审核登记管理办法》), including its implementation rules, interpretations, supplement, modification and succession regulations.

“Deeds of Release (Existing Security Documents)” means collectively the deed(s) of release to be executed by the Existing Facility Lender in favour of the respective Obligors under which the Existing Facility Lender absolutely discharges and releases all Security created in favour of it under the Existing Security Documents.

“Default” means an Event of Default or any event or circumstance specified in the Note Instrument which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Investor.

“Deposit Agreement” means the deposit agreement dated 20 April 2011 and as amended and supplemented from time to time between the Listco, the Depositary and the holders and beneficial owners of ADSs issued thereunder.

“Depositary” means Citibank, N.A. or its successor.

“Depositary Confirmation Letter” means the depositary confirmation letter to be entered into between the Depositary, the Investor and the Listco.

“Designated Exchange” means the principal U.S. national securities exchange on which that the ADSs are listed for trading or, if the ADSs are not listed on any U.S. national securities exchange, the U.S. national market system that is the primary market for the trading of the ADSs.

“Discharge Date” has the meaning given to it under the Existing Facility Lender Deed of Undertaking.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Note (or otherwise in order for the transactions contemplated by the Transaction Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Transaction Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Transaction Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Encumbrances” any mortgage, charge (whether fixed or floating), pledge, lien (other than lien created by operation of law), option, restriction, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable laws.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law, regulation or practice in any jurisdiction in which any Group Member conducts business which relates to:

(a)	the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants; or

(b)	the creation, storage, handling and disposal of industrial waste and hazardous substances.

“Environmental Permit” means any permit and other Authorisation and the filing of any notification, report or assessment required at any time under any Environmental Law for the operation of the business of any Group Member conducted on or from the properties owned or used by any Group Member.

“Event of Default” means any event or circumstance specified as such in the Note Instrument.

“Existing Facility” means the term loan facility granted by the Existing Facility Lender to the Issuer under the US$50,250,000 term loan facility agreement dated 19 August 2021 for the Issuer acting as borrower, BVI-1, BVI-2, BVI-3 and the Guarantor each acting as a Guarantor with the Existing Facility Lender acting as lender, and any loan (to the extent it is outstanding) advanced by the Existing Facility Lender to the Issuer and any outstanding amount owed to the Existing Facility Lender thereunder.

“Existing Facility Lender” means Bold Ally (Cayman) Limited, the lender in the Existing Facility.

“Existing Facility Lender Deed of Undertaking” means the deed of undertaking to be entered into among the Issuer, the Existing Facility Lender and the Investor in relation to undertakings to be made by the Existing Facility Lender for taking steps to release all security interests created over the assets of the Obligors under the Existing Facility.

“Existing Security Documents” means the following documents executed in connection with the Existing Facility:

(a)	the equitable share mortgage dated 19 August 2021 executed by the Guarantor in favour of the Existing Facility Lender in respect of certain shares in the Issuer held by the Guarantor;

(b)	the equitable share mortgage dated 19 August 2021 executed by BVI-1 in favour of the Existing Facility Lender in respect of certain Class A Shares held by BVI-1;

(c)	the equitable share mortgage dated 19 August 2021 executed by BVI-2 in favour of the Existing Facility Lender in respect of certain Class A Shares and Class B Shares held by BVI-2;

(d)	the equitable share mortgage dated 19 August 2021 executed by BVI-3 in favour of the Existing Facility Lender in respect of certain Class A Shares and Class B Shares held by BVI-3;

(e)	the equitable share mortgage dated 19 August 2021 executed by the Issuer in favour of the Existing Facility Lender in respect of certain Class A Shares held by the Issuer;

(f)	the pledge agreement dated 6 April 2022 executed by the Issuer in favour of the Existing Facility Lender in respect of certain ADSs held by the Issuer; and

(g)	any other documents executed by any Obligor for providing security in favour of the Existing Facility Lender from time to time.

“FATCA” means

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Transaction Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Investor is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“GAAP” means in relation to each of the Issuer, the BVI Cos and any Group Member, the generally accepted accounting principles in the U.S.

“Governmental Agency” means any government or any governmental agency, semi- governmental or judicial entity, body, agency, department, or regulatory, self-regulatory or other authority (including any stock exchange or any self-regulatory organisation established under statute).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means Hong Kong Special Administrative Region of the PRC.

“Increased Costs” has the meaning given to it in paragraph (b) of Clause 8.1 (Increased costs).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Interest Period” means, in relation to the Note, a period of twelve (12) months (or such other period as the Issuer and the Investor may agree).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Ordinance (Cap. 347 of the laws of Hong Kong) and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered in accordance with Clause 4 (Conditions Precedent).

“Listco” means VNET Group, Inc. (世纪互联集团), an exempted company incorporated in the Cayman Islands with limited liability whose class A ordinary shares (in the form of ADSs) are traded under the ticker symbol “VNET” on NASDAQ Global Select Market.

“Listco Acknowledgement Letter” means the Listco acknowledgement letter to be entered into between the Listco and the Investor in respect of matters relating to the Conversion and transfer of Class B Shares, Class A Shares and/or the ADSs in connection with the enforcement of the relevant Security by the Investor.

“Listco Group” means the Listco and each of its Subsidiaries and their respective variable interest entities from time to time and “Group Member” means any of those persons.

“Listco Registrar” means Maples Fund Services (Asia) Limited and any successor share registrar for the Listco acceptable to the Investor.

“Listco Shares” means shares in the Listco in issue for the time being.

“Long Stop Date” has the meaning ascribed to it in Clause 4.2 (Non-fulfilment). “Material Adverse Effect” means a material adverse effect on:

(a)	the business and financial condition of the Listco Group taken as a whole;

(b)	the ability of each Obligor to perform its obligations under the Transaction Documents; or

(c)	the validity, legality or enforceability of, or the effectiveness or ranking of any Security granted or purposed to be granted pursuant to, any of the Transaction Documents, or the rights or remedies of the Investor under any of the Transaction Documents.

“Maturity Date” means the date falling thirty-six (36) months from the Closing Date.

“MNPI” means any information (including, without limitation, any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, Listco) that is not described in the Listco’s most recent annual report or subsequent public information releases and which, if it were made public, would be likely to have a significant effect on the price or value of the shares of the Listco.

“Money Laundering Laws” has the meaning given to it in Clause 13.25 (Money Laundering Laws).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month and that interest period is to be of a duration equal to a whole number of months, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“NASDAQ Rules” means the applicable rules and regulations of the NASDAQ Stock Market (or any successor entity) with respect to the transactions contemplated by the Transaction Documents hereof.

“NASDAQ Trading Day” means a day on which the NASDAQ Global Select Market and/or Global Market where the ADSs are traded at the relevant time is open for business.

“NBWD” means nei bao wai dai (内保外贷), being an arrangement or transaction where a creditor that is incorporated, registered or domiciled outside the PRC or considered or deemed to be an offshore creditor by SAFE:

(a)	extends any facility, loan or advance to a borrower incorporated or registered outside of the PRC; and/or

(b)	conducts any transactions with such borrower incorporated or registered outside of the PRC,

and in respect of that facility, loan or advance or transaction, any guarantee or Security is granted by any person that is incorporated or registered in the PRC.

“NBWD Regulations” means the Administrative Regulations on Cross Border Guarantee (《跨境担保外汇管理规定》汇发【2014】29 号) issued by SAFE on 12 May 2014 and its implementation rules and interpretations.

“NDRC” means the National Development and Reform Commission (中华人民共和国国家发展和改革委员会) of the PRC or its authorised local counterparts or any other authority succeeding to its functions.

“Note” means the 12 per cent. secured guaranteed Note in the principal amount up to US$24,000,000 issued in minimum denomination of US$600,000 with the benefit of and subject to the terms and conditions set out in this Agreement and the Note Instrument.

“Note Certificate” means a certificate in respect of the Note to be issued to the Investor pursuant to the terms of the Note Instrument.

“Note Instrument” means the instrument by way of deed poll to be executed by the Issuer creating and constituting the Note substantially in the form set out in Schedule 2(Form of Note Instrument).

“Notice of Issuance” means a notice substantially in the form set out in Schedule 3 (Form of Notice of Issuance).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Original Financial Statements” means, in relation to the Listco, the audited consolidated financial statements of the Listco for its financial year ended 31 December 2023.

“Party” means a party to this Agreement. “Permitted Financial Indebtedness” means:

(a)	Financial Indebtedness arising under any of the Transaction Documents; and

(b)	Financial Indebtedness repaid in full prior to or at the same time as the Closing.

“Personal Guarantee” means the personal guarantee agreement (个人保证合同) (which is governed by the PRC laws) in the agreed form executed by or to be executed by the Guarantor pursuant to which, among other things, the Guarantor guarantees in favour of the Investor the due and punctual performance of all obligations of the Obligors under the Transaction Documents.

“PRC” means the People’s Republic of China, which for the purpose of the Transaction Documents, excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Business Day” means a day on which banks are open for general business in the PRC.

“Quasi-Security” has the meaning given to that term in Clause 15.4(a)(Negative pledge).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Property.

“Register of Noteholders” means the register of holders of the Note which will be maintained and kept by the Issuer in accordance with the Note Instrument.

“Registrar Confirmation Letter” means the registrar confirmation letter to be entered into between, among others, each Corporate Obligor, the Investor, and the Listco Registrar or the registered office provider of the Listco (as required by the Investor).

“Relevant Jurisdiction” means, in relation to an Obligor or a Group Member:

(a)	its jurisdiction of incorporation or (in relation to the Guarantor or the Spouse) its place of residence;

(b)	any jurisdiction where any of its asset is situated;

(c)	any jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it; and

(d)	any jurisdiction where it conducts its business.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“RMB means renminbi, the lawful currency of the PRC.

“SAFE” means the State Administrative of Foreign Exchange of the PRC or its authorized local branch, including its successors and its counterparts.

“Sanctions” has the meaning ascribed to it in Clause 13.22 (Sanctions).

“Secured Property” means all of the assets which from time to time are, or are expressed to be, the subject of Security.

“Securities Account” means an account held in the name of the Issuer with the Broker with account number [*****].

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Perfection Requirements” means:

(a)	the making of any other appropriate registrations, filings or notifications in respect of a Transaction Security Document as specifically contemplated by that Transaction Security Document or any other Transaction Document or any legal opinion related thereto;

(b)	the execution and delivery of any notices required to be delivered to counterparties of contracts which are assigned pursuant to the Transaction Security Documents; and

(c)	any other control, registration or notice requirement which the Investor may request to perfect the Security in the Transaction Security Documents.

“Share Charge (Issuer – Listco)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (Issuer – Listco) and all derived interests to be made by the Issuer in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (BVI-1 – Listco)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (BVI-1 – Listco) and all derived interests to be made by BVI-1 in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (BVI-2 – Listco)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (BVI-2 – Listco) and all derived interests to be made by BVI-2 in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (BVI-3 – Listco)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (BVI-3 – Listco) and all derived interests to be made by BVI-3 in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (Guarantor – Issuer)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (Guarantor – Issuer) and all derived interests to be made by the Guarantor in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (Guarantor – BVI-1)” means the charge of all rights, entitlements, interests and benefits in Charged Shares (Guarantor – BVI-1) and all derived interests to be made by the Guarantor in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (Guarantor – BVI-2)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (Guarantor – BVI-2) and all derived interests to be made by the Guarantor in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charge (Guarantor – BVI-3)” means the charge of all rights, entitlements, interests and benefits in the Charged Shares (Guarantor – BVI-3) and all derived interests to be made by the Guarantor in favour of the Investor as security for all sums due and payable to the Investor under the Transaction Documents.

“Share Charges (BVI Cos)” means collectively the Share Charge (Guarantor – Issuer), the Share Charge (Guarantor – BVI-1), the Share Charge (Guarantor – BVI-2) and the Share Charge (Guarantor – BVI-3).

“Share Charges (Listco)” means collectively the Share Charge (Issuer – Listco), the Share Charge (BVI-1 – Listco), the Share Charge (BVI-2 – Listco) and the Share Charge (BVI-3 – Listco).

“Spouse” means HUANG LING ( 黄 玲 ), a citizen of the PRC with passport number [*****] and PRC Identity Card number [*****] and domiciled in the PRC.

“Spousal Undertaking” means the letter of undertaking of Spouse (配偶承诺函) (which is governed by the PRC laws) in the agreed form executed by or to be executed by the Spouse pursuant to which, among other things, the Spouse consents to obligations to be borne by the Guarantor under the Personal Guarantee.

“Subject ADSs (Issuer – Listco)” means 5,604,821 ADSs to be cancelled as ADSs and re-registered as 33,628,926 Class A Shares (representing approximately 2.13% of all issued shares in the Listco) in the name of the Issuer pursuant to Clause 15.21(a)(iii).

“Subordinated” means fully subordinated in right, time and priority of payments to all amount outstanding under the Transaction Documents in accordance with such terms as required by, and in form and substance satisfactory to, the Investor.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation (either directly or indirectly and whether by share capital, voting power, contract or otherwise) is able to direct its affairs and/or policies and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 7.1 (Tax definitions).

“Total Subscription Amount” means the subscription amount of up to US$24,000,000 in respect of the Note.

“Transaction Documents” means collectively:

(a)	this Agreement;

(b)	the Existing Facility Lender Deed of Undertaking;

(c)	the Note Certificate;

(d)	the Note Instrument;

(e)	the Personal Guarantee;

(f)	the Spousal Undertaking;

(g)	the Transaction Security Documents;

(h)	the Warning Notice;

(i)	the Registrar Confirmation Letter; and

(j)	any other document designated and agreed as such by the Investor and the Issuer.

and “Transaction Document” means any of them.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under any or all of the Transaction Security Documents.

“Transaction Security Documents” means collectively:

(a)	the Share Charges (BVI Cos);

(b)	the Share Charges (Listco); and

(c)	any other document evidencing or creating or expressed to evidence or create Security over any asset to secure any obligation of any Obligor to the Investor under the Transaction Documents; and

(d)	any other document designated as such by the Investor and the Issuer,

and shall include all notices, acknowledgements or other documents required pursuant thereto or in connection therewith and “Transaction Security Document” means any of them.

“Unpaid Sum” means any sum due and payable but unpaid by the Issuer under the Transaction Documents.

“U.S.” means the United States of America.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Voting Stock” means, with respect to any person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

“Warning Notice” means the warning notice to be executed by the Guarantor.

“%” means percent or percentage.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Issuer”, the “Investor”, the “Guarantor”, any “Obligor”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” or “property” includes present and future properties, revenues and rights of every description;

(iii)	one person being “controlled” by another means that that other person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of that person or otherwise controls or has the power to control the affairs and policies of that person, and “control” shall be construed accordingly;

(iv)	“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a “Transaction Document” or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated, however fundamentally;

(x)	a provision of law is a reference to that provision as amended or re-enacted;

(xi)	unless otherwise indicated, a time of day is a reference to Hong Kong time;

(xii)	“law” means common law, principles of equity and laws made by legislative council (and law made by legislative council include statutes, statutory instruments and other instruments under them);

(xiii)	the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(xiv)	any thing (including an amount) is a reference to the whole and each part of it; and

(xv)	“know your customer checks” means any “know your customer” or other identification checks or procedures under any law or regulation.

(b)	Unless a contrary indication appears, references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Transaction Document or in any notice given under or in connection with any Transaction Document has the same meaning in that Transaction Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(f)	Where this Agreement specifies an amount in a given currency (the “specified currency”) or its equivalent, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the spot rate of exchange published on the website of the Bank of China (Hong Kong) Limited (or such other bank or financial institution as agreed between the Issuer and the Investor) for the purchase of the specified currency with that other currency at or about 11:00 am on the relevant date, is equal to the relevant amount in the specified currency.

(g)	In the Transaction Documents, the singular includes the plural and vice versa, and references to the muscular gender includes the feminine gender and the neuter gender, and vice versa.

(h)	All warranties, indemnities, covenants, undertakings, agreements and obligations in this Agreement given or entered into by more than one person are given or entered into jointly and severally.

(i)	A NASDAQ Trading Day may be “consecutive” with another NASDAQ Trading Day notwithstanding that it is separated by a day (including, a weekend or public holiday) which is not a NASDAQ Trading Day.

1.3	Currency Symbols and Definitions

“HK$” and “HK dollars” denote the lawful currency of Hong Kong.

“US$” and “US dollars” denote the lawful currency of the United States of America.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Transaction Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Transaction Document, the consent of any third person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver or Delegate may, subject to this Clause 1.4 and the Third Parties Ordinance, rely on any Clause of this Agreement, which expressly confers rights on it.

2.	THE NOTE

2.1	Issue and Subscription

Subject to the terms of this Agreement, the Investor agrees to subscribe for, and the Issuer agrees to issue to the Investor, the Note having a principal amount of, and for a price up to, the Total Subscription Amount on the Closing Date.

3.	PURPOSE

3.1	Purpose

The Issuer shall apply the proceeds from the issue of the Note only towards:

(a)	the full repayment of any sums due, owing or incurred by any Obligor to the Existing Facility Lender under the Existing Facility; and

(b)	payment of fees, costs, expenses and Taxes in relation to the Transaction Documents.

3.2	Monitoring

The Investor has the right but is not bound to monitor or verify such use of the proceeds from the issue of the Note pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent

The Investor’s obligations to subscribe for the Note under this Agreement are conditional upon (unless waived in writing by the Investor):

(a)	the Investor having received all documents and evidence set out in Schedule 4 (Conditions Precedent) in form and substance satisfactory to the Investor on or prior to the Closing Date;

(b)	on the Closing Date, no Default is continuing or would result from the proposed issue of the Note; and

(c)	the representations and warranties of the Obligors contained in the Transaction Documents to which it is a party being true, accurate and complete and not misleading during the period beginning on the date of this Agreement and ending on the Closing Date;

(d)	the Existing Facility Lender has, by 6:00 p.m. (Hong Kong time) on the Business Day immediately following the date that it receives the copy of the Notice of Issuance, delivered to the Investor a notice in writing (which may be by way of email) stating the aggregate amount of all sums (including without limitation the outstanding principal amount of all loan(s) under the Existing Facility, all outstanding interest accrued thereon, all outstanding fees, costs and expenses in connection with the Existing Facility, and all bank charges, costs and expenses that may be incurred by BVI-1in connection with the transfer of the proceeds from the issue of the Note to the bank account designated by the Existing Facility Lender) (the “Outstanding Amount of the Existing Facility”) required for all Obligors to discharge all their respective obligations owed to the Existing Facility Lender (whether under the Existing Facility or otherwise) as at the proposed Closing Date; and

(e)	as at the Closing Date, the Outstanding Amount of the Existing Facility shall not exceed the Total Subscription Amount.

4.2	Non-fulfilment

If any of the conditions precedent in Clause 4.1 (Conditions Precedent) have not been fulfilled or waived by the Investor on or before the day which falls on the expiry of fifteen

(15) Business Days immediately following the date of this Agreement (or such later date as may be agreed by the Investor and the Issuer in writing) (the “Long Stop Date”), then this Agreement (save and except for Clause 1 (Definitions and Interpretation), Clause 7 (Tax Gross Up and Indemnities), Clause 10 (Other Indemnities), Clause 17 (Disclosure of Information), Clause 20 (Notices), Clause 27.3 (Survival), Clause 29 (Governing Law) and Clause 30 (Enforcement)) shall lapse immediately thereafter and be of no further effect and no Party shall have any claim against or liability or obligation which have accrued before termination of this Agreement.

5.	NOTICE OF ISSUANCE

5.1	Delivery of a Notice of Issuance

The Issuer shall deliver to the Investor a duly completed Notice of Issuance not later than 10 a.m. on the date falling three (3) Business Days prior to the Closing Date (or at such other time as the Investor may agree).

5.2	Completion of a Notice of Issuance

(a)	The Notice of Issuance is irrevocable and will not be regarded as having been duly completed unless:

(i)	the currency and amount of the Total Subscription Amount comply with Clause 5.3 (Currency and amount); and

(i)	the Notice of Issuance shall specify the BVI-1 Account which shall receive the proceeds from the issuance of the Note.

(b)	There will only be one (1) issuance of the Note.

5.3	Currency and amount

(a)	The currency specified in a Notice of Issuance must be US dollars.

(b)	The principal amount of the Note must be an amount which is not more than the Total Subscription Amount.

6.	CLOSING

6.1	Closing

(a)	Subject to the satisfaction or waiver by the Investor (as the case may be) of the conditions precedent set out in Clause 4.1 (Conditions Precedent), the Closing shall take place on the third (3rd) Business Day following the day on which the Conditions Precedent set out in Clause 4.1 (Condition Precedent) are satisfied (or, whether appropriate, waived by the Investor) in accordance with this Agreement, or such other time or date as the Investor may agree in writing, but in any event no later than the Long Stop Date (the “Closing Date”).

(b)	On or before 2 p.m. (or such other time as agreed between the Parties) on the Closing Date, the Issuer shall deliver to the Investor:

(i)	one (1) Note Certificate duly executed and authenticated by the Issuer representing the Total Subscription Amount; and

(ii)	a certified true copy of the Register of Noteholders, evidencing that the name of the Investor has been entered on the Register of Noteholders as the holder of the Note.

(c)	If the conditions set out in this Agreement have been met and the Issuer has delivered the documents and evidence set out in Clause 6.1(b) above, the Investor shall subscribe for, and pay or cause to be paid, to the BVI-1 Account specified in the Notice of Issuance the Total Subscription Amount. Payment to the BVI-1 Account by the Investor shall fully discharge its payment obligation under this Agreement.

7.	TAX GROSS UP AND INDEMNITIES

7.1	Tax definitions

(a)	In this Clause 7:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax;

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document, other than a FATCA Deduction; and

“Tax Payment” means an increased payment made by an Obligor to the Investor under Clause 7.2 (Tax gross-up) or a payment under Clause 7.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 7, a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

7.2	Tax gross-up

(a)	All payments to be made by an Obligor to the Investor under the Transaction Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Investor receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	The Issuer shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Investor accordingly. Similarly, the Investor shall promptly notify the Issuer on becoming so aware in respect of a payment payable to the Investor.

(c)	If an Obligor is required to make a Tax Deduction, such Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Investor evidence reasonably satisfactory to the Investor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

7.3	Tax indemnity

(a)	Without prejudice to Clause 7.2 (Tax gross-up), if the Investor is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Transaction Documents (including any sum deemed for purposes of Tax to be received or receivable by the Investor whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Investor, the Obligors shall, within five (5) Business Days of demand of the Investor, promptly indemnify the Investor against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 7.3(a) shall not apply to:

(i)	any applicable corporate income Tax imposed on and calculated by reference to the net income actually received or receivable by the Investor (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Investor but not actually receivable) by the jurisdiction in which the Investor is incorporated; or

(ii)	any loss or liability that relates to a FATCA Deduction required to be made by a Party.

(b)	The Investor intending to make a claim under Clause 7.3(a) above shall notify the Issuer of the event giving rise to the claim.

7.4	Tax credit

If an Obligor makes a Tax Payment and the Investor determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Investor has obtained and utilised that Tax Credit,

the Investor shall pay an amount to such Obligor which the Investor determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Obligor.

7.5	Stamp taxes

The Obligors shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Transaction Document; and

(b)	within five (5) Business Days of demand, indemnify the Investor against any cost, loss or liability the Investor incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Transaction Document.

7.6	Indirect Tax

(a)	All amounts set out or expressed in a Transaction Document to be payable by any Obligor to the Investor shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Investor to any Obligor in connection with a Transaction Document, the Obligor shall pay to the Investor (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Transaction Document requires any Obligor to reimburse the Investor for any costs or expenses, the Obligor shall also at the same time pay and indemnify the Investor against all Indirect Tax incurred by the Investor in respect of the costs or expenses to the extent that the Investor reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

7.7	FATCA information

(a)	Subject to paragraph (c) below, each Obligor shall, within ten (10) Business Days of a reasonable request by the Investor:

(i)	confirm to the Investor whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(ii)	supply to the Investor such forms, documentation and other information relating to its status under FATCA as the Investor reasonably requests for the purposes of the Investor’s compliance with FATCA; and

(iii)	supply to the Investor such forms, documentation and other information relating to its status as the Investor reasonably requests for the purposes of the Investor’s compliance with any other law, regulation, or exchange of information regime.

(b)	If an Obligor confirms to the Investor under paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Obligor shall notify the Investor reasonably promptly.

(c)	Paragraph (a) above shall not oblige the Investor to do anything, and paragraph (a)(iii) above shall not oblige the Investor to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If an Obligor fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Obligor shall be treated for the purposes of the Transaction Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Obligor in question provides the requested confirmation, forms, documentation or other information.

7.8	FATCA Deduction and gross up by Obligors

(a)	If an Obligor becomes aware that it is required to make a FATCA Deduction, that Obligor must make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)	If a FATCA Deduction is required to be made by an Obligor, other than as a result of a failure by the Investor to comply with FATCA, the amount of the payment due from that Obligor must be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)	The Issuer must promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate of the basis of a FATCA Deduction) notify the Investor accordingly. Similarly, the Investor must also notify the Issuer and that Obligor upon the Investor becoming so aware in respect of a payment payable to it.

(d)	Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment must deliver to the Investor evidence reasonably satisfactory to the Investor that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority

7.9	FATCA Deduction by the Investor

The Investor may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Investor shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. The Investor must, when it becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction), notify that Party.

8.	INCREASED COSTS

8.1	Increased costs

(a)	Subject to Clause 8.3 (Exceptions), the Obligors shall, within five (5) Business Days of a demand by the Investor, pay to the Investor the amount of any Increased Costs incurred by the Investor or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Note;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Transaction Document,

which is incurred or suffered by the Investor or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by the Investor of any of its obligations under any Transaction Document.

8.2	Increased cost claims

(a)	If the Investor intends to make a claim pursuant to Clause 8.1 (Increased costs), it shall notify the Issuer of the event giving rise to the claim.

(b)	The Investor shall, as soon as practicable after a demand by the Issuer, provide a certificate confirming the amount of its Increased Costs.

8.3	Exceptions

(a)	Clause 8.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by an Obligor or the Investor;

(iii)	compensated for by Clause 7.3 (Tax indemnity) (or would have been compensated for under Clause 7.3 (Tax indemnity) but was not so compensated solely because the exclusion in Clause 7.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the Investor or its Affiliates of any law or regulation.

(b)	In this Clause 8.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 7.1 (Tax definitions).

9.	MITIGATION BY THE INVESTOR

9.1	Mitigation

(a)	The Investor shall, in consultation with the Issuer, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to any of Clause 7 (Tax gross-up and indemnities) or Clause 8 (Increased costs) including:

(i)	providing such information as the Issuer may reasonably request in order to permit the Issuer to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement transferring its rights and obligations under the Transaction Documents to another Affiliate.

(b)	Paragraph (a) of this Clause 9.1 does not in any way limit the obligations of any Obligor under the Transaction Documents.

9.2	Limitation of liability

(a)	The Obligors shall promptly indemnify the Investor for all costs and expenses reasonably incurred by the Investor as a result of steps taken by it under Clause 9.1 (Mitigation).

(b)	The Investor is not obliged to take any steps under Clause 9.1 (Mitigation) if, in the opinion of the Investor, to do so might be prejudicial to it.

9.3	Conduct of business by the Investor

No provision of this Agreement will:

(a)	interfere with the right of the Investor to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Investor to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige the Investor to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax;

(d)	notwithstanding any other provisions of this Agreement to the contrary, oblige the Investor to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, counter-terrorism financing, economic or trade sanctions law or regulation.

10.	OTHER INDEMNITIES

10.1	Currency indemnity

(a)	If any sum due from an Obligor under the Transaction Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of demand, indemnify the Investor against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	Payment of an amount in a currency other than the due currency does not discharge the amount except to the extent of the amount of the due currency actually obtained when the recipient converts the amount received into the due currency.

10.2	Other indemnities

The Obligors shall, within five (5) Business Days of demand, indemnify the Investor against any cost, loss or liability incurred by the Investor as a result of:

(a)	the occurrence of any Event of Default;

(b)	the information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by any Obligor to pay any amount due under a Transaction Document on its due date or in the relevant currency;

(e)	the Note (or part of the Note) not being redeemed in accordance with the Note Instrument; and/or

(f)	funding, or making arrangements to fund, its subscription for the Note requested by the Issuer in a Notice of Issuance but not made by reason of the operation of any one or more of the provisions of this Agreement including where conditions to funding have not been fulfilled either by the time required under this Agreement or by any later time specified by the Investor (other than by reason of default or negligence by the Investor alone).

Any Affiliate or any officer or employee of the Investor or its Affiliate may rely on this Clause 10.2 (Other indemnities).

10.3	Indemnity to the Investor

The Obligors shall, within five (5) Business Days of demand, indemnify the Investor against any cost, loss or liability incurred by the Investor as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	any failure by an Obligor to comply with its obligations under Clause 11 (Costs and Expenses);

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(d)	the taking, holding, protection or enforcement of any Security;

(e)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Transaction Documents; and/or

(f)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 10.3 will not be prejudiced by any release or disposal under any of the Transaction Documents.

11.	COSTS AND EXPENSES

11.1	Transaction expenses

The Obligors shall, within five (5) Business Days of demand, pay the Investor the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement, each Transaction Security Document and any other documents referred to in this Agreement; and

(b)	any other Transaction Documents executed after the date of this Agreement.

11.2	Amendment costs

If any Obligor requests an amendment, waiver or consent, the Obligors shall, within five (5) Business Days of demand, reimburse the Investor for the amount of all costs and expenses (including legal fees) reasonably incurred by the Investor in responding to, evaluating, negotiating or complying with that request or requirement.

11.3	Enforcement and preservation costs

The Obligors shall, within five (5) Business Days of demand, pay to the Investor the amount of all costs and expenses (including legal fees) incurred by the Investor in connection with the enforcement of, or the preservation of any rights under, any Transaction Document and any proceedings instituted by or against the Investor as a consequence of it entering into a Transaction Document or taking or holding any Security, or enforcing its rights.

12.	GUARANTEE AND INDEMNITY

12.1	Guarantee and indemnity

The Obligors jointly and severally, irrevocably and unconditionally:

(a)	guarantee to the Investor punctual performance by the Obligors of all the Obligors’ obligations under the Transaction Documents;

(b)	undertake with the Investor that whenever any Obligor does not pay any amount when due under or in connection with any Transaction Document, the Obligors shall immediately on demand pay that amount as if each was the principal obligor; and

(c)	agree with the Investor that if any obligation guaranteed by an Obligor is or becomes unenforceable, invalid or illegal, they will, as an independent and primary obligation, indemnify the Investor immediately on demand against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Transaction Document on the date when it would have been due. The amount payable by each Obligor (other than the Issuer) under this indemnity will not exceed the amount it would have had to pay under this Clause 12 if the amount claimed had been recoverable on the basis of a guarantee.

12.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

12.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Investor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Obligors under this Clause 12 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

12.4	Waiver of defences

The obligations of the Obligors under this Clause 12 will not be affected by an act, omission, matter or thing which, but for this Clause 12, would reduce, release or prejudice any of its obligations under this Clause 12 (without limitation and whether or not known to it or the Investor) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any death, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Transaction Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Transaction Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security;

(g)	any set off, combination of accounts or counterclaim;

(h)	any insolvency or similar proceedings;

(i)	this Agreement or any other Transaction Document not being executed by or binding upon any other party;

(j)	any assignment or other dealing with this guarantee, undertaking and indemnity or any Transaction Document;

(k)	any law or regulation of any jurisdiction or any event affecting any term of any obligation guaranteed or expressed to be guaranteed by any Obligor;

(l)	any governmental orders or decrees of any jurisdiction that may otherwise affect the currency in which any payment under any Transaction Document is or may be made; or

(m)	any other circumstance that might constitute a defence of any Obligor or any other person.

References in Clause 12.1 (Guarantee and indemnity) to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

12.5	Immediate recourse

Each Obligor waives any right it may have of first requiring the Investor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from any Obligor under this Clause 12. This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.

12.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full, the Investor (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Investor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Obligor or on account of any Obligor’s liability under this Clause 12.

12.7	Deferral of Obligors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full and unless the Investor otherwise directs, no Obligor shall:

(a)	exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Transaction Documents or by reason of any amount being payable, or liability arising, under this Clause 12:

(i)	to be indemnified by any Obligor, or any provider of Security for the Obligor’s obligations under the Transaction Documents or by reason of any amount being payable, or liability arising, under this Clause 12;

(ii)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Transaction Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Investor under the Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Transaction Documents by the Investor;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 12.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with the Investor;

(b)	exercise a right of proof or claim in any form of administration of any Obligor or guarantor of or any provider of Security for any Obligor’s obligations under the Transaction Documents (including in any liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Issuer or the other Obligors; or

(c)	reduce its liability under this guarantee, undertaking or indemnity by claiming that it or any Obligor or any other person has a right of set-off or counterclaim or any other right against the Investor.

If any Obligor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Investor by the Obligors under or in connection with the Transaction Documents to be paid in full) on trust for the Investor, and shall promptly pay or transfer the same to the Investor or as the Investor may direct for application in accordance with Clause 18 (Payment mechanics).

12.8	No set-off against assignees

If the Investor assigns or otherwise deals with its rights under the Transaction Documents, no Obligor shall claim against any assignee (or any other person who has an interest in this guarantee, undertaking and indemnity) any right of set-off or counterclaim or any other right any Obligor has against the Investor.

12.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Investor.

12.10	Obligors’ Intent

Without prejudice to the generality of Clause 12.4 (Waiver of defences), each Obligor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Transaction Documents and/or any amount made available under any of the Transaction Documents for the purpose of or in connection with any of the following: acquisition of any nature; increasing working capital, enabling investor distribution to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; any other variation or extension of the purposes for which any such amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

12.11	Independent legal advice

Prior to the signing of this Agreement, each Obligor has been advised by its own solicitors:

(a)	that it has the choice not to proceed with the transaction in connection with this Agreement;

(b)	to obtain and review the financial information of the Issuer and be satisfied with such financial information before signing this Agreement;

(c)	that by signing this Agreement, it may be liable:

(i)	for the punctual performance by each Obligor of all its obligations under this Agreement in accordance with Clause 12.1 (Guarantee and indemnity); and

(ii)	to indemnify the Investor in accordance with Clause 12.1 (Guarantee and indemnity);

(d)	that if any Obligor does not pay any amount when due under this Agreement or the Investor suffers any loss or liability if any obligation of any Obligor under this Agreement is or becomes unenforceable, invalid or illegal, it will be called upon to honour its obligations under this Clause 12;

(e)	its liabilities under this Clause 12 are payable on demand;

(f)	that its obligations under this Clause 12 will be extinguished when all amounts owed by any Obligor to the Investor under this Agreement have been unconditionally and irrevocably paid and discharged in full; and

(g)	that it has been or will be provided with a copy of this Agreement.

12.12	Execution as a deed

The Parties intend this Agreement to bind each Obligor as a deed and it shall take effect as a deed, even though the other Parties execute this Agreement under hand only.

13.	REPRESENTATIONS AND WARRANTIES

13.1	Representations and warranties of the Obligors

Each Obligor makes the representations and warranties set out in this Clause 13 to the Investor on the date of this Agreement.

13.2	Status

(a)	Each corporate Obligor and each other Group Member is a corporation, duly incorporated or established, validly existing and in good standing under the laws of its incorporation or establishment.

(b)	The Guarantor is a natural person with full civil capacity and has the qualification and ability to sign and perform his obligations under the Transaction Documents;

(c)	Each Obligor and each other Group Member has the power to own its assets and carry on its business as it is being conducted.

(d)	No Obligor is a FATCA FFI or a US Tax Obligor.

13.3	Binding obligations

(a)	Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Transaction Document are legal, valid, binding and enforceable obligations.

(b)	Without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

13.4	Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

(a)	any law or regulation applicable to it (including but not limited to the NASDAQ Rules);

(b)	its and each of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets to the extent it has, or might reasonably, be expected to have a Material Adverse Effect, nor result in the existence of, or oblige any Obligor to create, any Security over any of its assets.

13.5	Power and authority

(a)	Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on any Obligor’s powers will be exceeded as a result of the issue of the Note, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents.

(c)	The entry into the Transaction Documents to which it is a party and the transactions contemplated therein (including the creation of any Security therein) is in its best interests and for its commercial benefit, and is a proper exercise of its powers.

13.6	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(ii)	to make the Transaction Documents admissible in evidence in the Relevant Jurisdiction of each Obligor;

(iii)	for each Obligor and each Group Member to carry on their business, and which are material; and

(iv)	to enable it to create the Security to be created by it pursuant to any Transaction Security Document and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect save for, (A) in the case of paragraph (iv) above, complying with any applicable Security Perfection Requirements; and (B) in the case of paragraphs (i) and (ii) above, the registration requirements set out in paragraph (g) of Clause 15.21 (Conditions Subsequent).

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of each Group Member have been obtained or effected and are in full force and effect.

13.7	Governing law and enforcement

Subject to Legal Reservations,

(a)	the choice of Hong Kong law as the governing law of the Transaction Documents (other than the Personal Guarantee and Spousal Undertaking) will be recognised and enforced in its Relevant Jurisdiction; and

(b)	any judgment obtained in Hong Kong in relation to a Transaction Document (other than the Personal Guarantee and Spousal Undertaking) will be recognised and enforced in its Relevant Jurisdiction.

13.8	Deduction of Tax

It is not required under the law of the Relevant Jurisdiction of any Obligor to make any deduction for or on account of Tax from any payment any Obligor may make under any Transaction Document.

13.9	No filing or stamp taxes

It is not necessary under the laws of the Relevant Jurisdictions of the Obligors that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents except (a) for the Security Perfection Requirements and the registration fees associated with the Security Perfection Requirements, (b) that Cayman Islands stamp duty will be payable on any Transaction Document that is executed in, brought into or submitted in evidence in a court of, the Cayman Islands, (c) if applicable, the filing of the transactions contemplated under this Agreement with the NDRC pursuant to Decree No. 56 and any implementation rule or regulation in connection with Decree No. 56 which filing will be made promptly in accordance with the terms of this Agreement, and (d) the registration requirements set out in paragraph (g) of Clause 15.21 (Conditions Subsequent).

13.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the issue of the Note or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or Group Member or to which the assets of the Listco Group are subject which might have a Material Adverse Effect.

13.11	No misleading information

(a)	Any written information contained in or provided by an Obligor in relation to any Transaction Document or the transactions they contemplate (excluding financial projections) was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Nothing has occurred or been omitted from the information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

(c)	Any financial projections provided by or on behalf of any Obligor or any other Group Member has been prepared by appropriately qualified persons on the basis of recent historical information and on the basis of reasonable assumptions.

(d)	In relation to any information provided in connection with the Transaction Documents or the transactions they contemplate, nothing has occurred or been omitted, and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

(e)	All information supplied by any Group Member was true, complete and accurate.

13.12	Financial statements

(a)	Each of the Listco’s financial statements most recently published and/or made publicly available has been prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)	Each of the Listco’s financial statements most recently published and/or made publicly available give a true and fair view of its financial condition and operations during the relevant financial year or period save to the extent expressly disclosed therein.

(c)	There has been no material adverse change in (i) the business or financial condition of any Obligor or the Listco and (ii) the business or consolidated financial condition of the Listco Group, since the date of the Original Financial Statements (in case of the Listco Group) and the date of the financial statements most recently supplied to the Investor (in case of any Obligor).

13.13	Pari passu ranking

(a)	Each Security Document creates (or, once entered into, will create) in favour of the Investor the Security which it is expressed to create with first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

(b)	Without limiting paragraph (a) above, the payment obligations of each Obligor under the Transaction Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.14	Title

Each Obligor and each Group Member has a good, valid and marketable title (free from all Encumbrances) to or valid leases or licences of, and all Authorisation to use, the assets necessary to carry on its business as presently conducted.

13.15	Charged shares

(a)	The Charged Shares (Guarantor – Issuer)

(i)	The Guarantor is the legal and beneficial owner of the Charged Shares (Guarantor – Issuer). The Charged Shares (Guarantor – Issuer) which are subject to the Security created under the Share Charge (Guarantor – Issuer) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Existing Security Documents and the Share Charge (Guarantor – Issuer)). The constitutional documents of the Issuer whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (Guarantor – Issuer) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Issuer whose share is subject to the Security created under the Share Charge (Guarantor – Issuer) (including any options or right of pre-emption or conversion).

(b)	The Charged Shares (Guarantor – BVI-1)

(i)	The Guarantor is the legal and beneficial owner of the Charged Shares (Guarantor – BVI-1). The Charged Shares (Guarantor – BVI-1) which are subject to the Security created under the Share Charge (Guarantor – BVI-1) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Share Charge (Guarantor – BVI-1)). The constitutional documents of BVI-1 whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (Guarantor – BVI-1) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of BVI-1 whose share is subject to the Security created under the Share Charge (Guarantor – BVI-1) (including any options or right of pre- emption or conversion).

(c)	The Charged Shares (Guarantor – BVI-2)

(i)	The Guarantor is the legal and beneficial owner of the Charged Shares (Guarantor – BVI-2). The Charged Shares (Guarantor – BVI-2) which are subject to the Security created under the Share Charge (Guarantor – BVI-2) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Share Charge (Guarantor – BVI-2)). The constitutional documents of BVI-2 whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (Guarantor – BVI-2) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of BVI-2 whose share is subject to the Security created under the Share Charge (Guarantor – BVI-2) (including any options or right of pre- emption or conversion).

(d)	The Charged Shares (Guarantor – BVI-3)

(i)	The Guarantor is the legal and beneficial owner of the Charged Shares (Guarantor – BVI-3). The Charged Shares (Guarantor – BVI-3) which are subject to the Security created under the Share Charge (Guarantor – BVI-3) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Share Charge (Guarantor – BVI-3)). The constitutional documents of BVI-3 whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (Guarantor – BVI-3) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of BVI-3 whose share is subject to the Security created under the Share Charge (Guarantor – BVI-3) (including any options or right of pre- emption or conversion).

(e)	The Charged Shares (Issuer – Listco)

(i)	The Issuer is the legal and beneficial owner of the Charged Shares (Issuer – Listco). The Charged Shares (Issuer – Listco) which are subject to the Security created under the Share Charge (Issuer – Listco) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Existing Security Documents and the Share Charge (Issuer – Listco)). The constitutional documents of the Listco whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (Issuer – Listco) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of Listco whose share is subject to the Security created under the Share Charge (Issuer – Listco) (including any options or right of pre- emption or conversion).

(f)	The Charged Shares (BVI-1 – Listco)

(i)	BVI-1 is the legal and beneficial owner of the Charged Shares (BVI-1 – Listco). The Charged Shares (BVI-1 – Listco) which are subject to the Security created under the Share Charge (BVI-1 – Listco) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Existing Security Documents and the Share Charge (BVI-1 – Listco)). The constitutional documents of the Listco whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (BVI-1 – Listco) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of Listco whose share is subject to the Security created under the Share Charge (BVI-1 – Listco) (including any options or right of pre- emption or conversion).

(g)	The Charged Shares (BVI-2 – Listco)

(i)	BVI-2 is the legal and beneficial owner of the Charged Shares (BVI-2 – Listco). The Charged Shares (BVI-2 – Listco) which are subject to the Security created under the Share Charge (BVI-2 – Listco) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Existing Security Documents and the Share Charge (BVI-2 – Listco)). The constitutional documents of the Listco whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (BVI-2 – Listco) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of Listco whose share is subject to the Security created under the Share Charge (BVI-2 – Listco) (including any options or right of pre- emption or conversion).

(h)	The Charged Shares (BVI-3 – Listco)

(i)	BVI-3 is the legal and beneficial owner of the Charged Shares (BVI-3 – Listco). The Charged Shares (BVI-3 – Listco) which are subject to the Security created under the Share Charge (BVI-3 – Listco) are fully paid and issued and not subject to any Encumbrances (other than the Encumbrances created by or permitted under the Existing Security Documents and the Share Charge (BVI-3 – Listco)). The constitutional documents of the Listco whose shares are subject to such Security do not and cannot restrict or inhibit any transfer of the share on creation or enforcement of the Security created under the Share Charge (BVI-3 – Listco) except as required by applicable law.

(ii)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of Listco whose share is subject to the Security created under the Share Charge (BVI-3 – Listco) (including any options or right of pre- emption or conversion).

13.16	No proceedings pending or threatened

(a)	No litigation, arbitration or administrative proceedings of, or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief) been started or threatened against any Obligor or any Group Member.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against any Obligor or any Group Member.

13.17	No breach of laws

(a)	No Obligor or Group Member has breached any law or regulation (including but not limited to the NASDAQ Rules) which has a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief, threatened against any Obligor or any Group Member which, if adversely determined, has a Material Adverse Effect.

13.18	No public offering of the Note

No action has been or will be taken in any jurisdiction by the Issuer that would permit a public offering of the Note or possession or distribution of any information or any other offering or publicity material relating to the Note in any country or jurisdiction where action for that purpose is required.

13.19	Foreign issuer

(a)	The Issuer is a “foreign issuer” (as such term is defined in Regulation S under the U.S. Securities Act) which reasonably believes that there is no “substantial US market interest” (as such term is defined in Regulation S under the U.S. Securities Act) in the Securities or any securities of the same class or series as the Securities and the Issuer, its Affiliates (as defined in under Rule 501(b) of Regulation D under the U.S. Securities Act) and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the U.S. Securities Act.

(b)	Neither the Issuer nor any of its Affiliates (as defined in Rule 405 under the U.S. Securities Act), nor any person acting on behalf of any of them have engaged or will engage in any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) with respect to the Note.

(c)	Neither the Issuer nor any of its Affiliates (as defined in Rule 405 under the U.S. Securities Act), nor any person acting on behalf of any of them has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, what would under any applicable law be, or deemed to be, the stabilisation or manipulation of the price of any security to facilitate the sale or resale of the Note.

(d)	Neither the Issuer nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the U.S. Securities Act), nor any person acting on behalf of any of them has taken or will take any action that would require the registration of the Note under the U.S. Securities Act.

13.20	Authorised Signatures

Any person specified as the authorised signatory of each Obligor under Schedule 4 (Conditions Precedent) or Clause 14.3 (Information: miscellaneous) is authorised to sign the Notice of Issuance (in the case of the Issuer) and other notices on its behalf.

13.21	Anti-bribery and corruption

(a)	Neither any Obligor nor any Affiliate thereof is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act 2010, as amended, or any other applicable antibribery or anti-corruption laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor has it or any Affiliate offered, paid, promised to pay, or authorised the payment of any money, or offered, given, promised to give, or authorised the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any government entity, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where it or such Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)	influencing any act or decision of such Government Official in his official capacity;

(ii)	inducing such Government Official to do or omit to do any act in relation to his lawful duty;

(iii)	securing any improper advantage; or

(iv)	inducing such Government Official to influence or affect any act or decision of any government entity, in order to assist it or any Group Member or their Affiliates in obtaining or retaining business for or with, or directing business to it or such Group Member or their Affiliates or in connection with receiving any approval of the transactions contemplated in this Agreement.

(b)	Neither it nor any Affiliate has accepted anything of value for any of the purposes listed in subparagraphs (i) to (iv) of paragraph (a) above.

13.22	Sanctions

Neither it nor any Affiliate and no person who owns or controls it or an Affiliate, is the subject of any sanctions administered by the OFAC, or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty's Treasury or any other relevant government or agency and is not engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the Iran Freedom and Counterproliferation Act, any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, “Sanctions”).

13.23	No immunity

In any proceedings taken in its jurisdiction of incorporation in relation to the Transaction Documents to which it is a party, each Obligor will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

13.24	Insolvency

No:

(a)	corporate action (in the case of any corporate Obligor), legal proceeding or other procedure or step described in Condition 12.6 (Insolvency proceedings) of the Note Instrument; or

(b)	creditor’ process described in Condition 12.7 (Creditors’ process) of the Note Instrument, has been taken or, to its knowledge, threatened in relation to any Obligor; and none of the circumstances described in Condition 12.5 (Insolvency) of the Note Instrument applies to any Obligor.

13.25	Money Laundering Laws

The operation of each corporate Obligor and each Group Member is and has been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in all jurisdictions in which each relevant Obligor or Group Member conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or body or any arbitrator involving any Obligor or any Group Member with respect to Money Laundering Laws is pending, and no such actions, suits or proceedings are threatened or contemplated.

13.26	No indebtedness

(a)	Save for the Existing Facility and the Existing Security Documents, no indebtedness having been incurred and no guarantee, indemnity or financial assistance having been provided by any Obligor to any person other than a Group Member.

(b)	As at the Closing Date, the aggregate amount of all sums (including without limitation the outstanding principal amount of all loan(s) under the Existing Facility, all outstanding interest accrued thereon, and all outstanding fees in connection with the Existing Facility) required for all Obligors to discharge all their respective obligations owed to the Existing Facility Lender (whether under the Existing Facility or otherwise) shall not exceed the Total Subscription Amount.

13.27	Ownership and holding structure

(a)	The Guarantor is and remains the sole legal and beneficial owner of one hundred per cent. (100%) of the number of issued shares in each of the BVI Cos.

(b)	The Issuer is and remains the sole legal and beneficial owner of no less than one (1) Class A Share and 33,628,926 Class A Shares represented by the Subject ADSs (Issuer – Listco) which will be re-registered in the name of the Issuer pursuant to Clause 15.21(a)(iii).

(c)	BVI-1 is and remains the sole legal and beneficial owner of no less than 34,744,206 Class A Shares.

(d)	BVI-2 is and remains the sole legal and beneficial owner of no less than 19,670,117 Class B Shares.

(e)	BVI-3 is and remains the sole legal and beneficial owner of no less than 8,087,875 Class B Shares.

(f)	The Obligors collectively are and remain the legal and beneficial owners of, and the Charged Shares (Listco) shall comprise:

(i)	as at the Closing Date, no less than 34,744,207 Class A Shares, 33,628,926 Class A Shares represented by the Subject ADSs (Issuer – Listco) which will be re-registered in the name of the Issuer pursuant to Clause 15.21, and 27,757,992 Class B Shares; and

(ii)	any Listco Share issued or granted by the Listco to, or acquired by, any Obligor pursuant to any share option scheme (including the exercise of any share option under any such share option scheme) or share award scheme adopted by the Listco.

(g)	The Guarantor is and remains the sole beneficial owner of, directly or indirectly, (A) no less than 10% of all voting rights in any shareholders’ meeting of the Listco; and (B) all Class C Shares in issue for the time being. For the purpose of Clause 13.27(g)(A), such voting rights shall:

(i)	be represented by voting shares in issue in the Listco for the time being; and

(ii)	exclude any voting rights exercisable by the guarantor directly or indirectly pursuant to the any voting rights agreement, any concert party agreement, or any similar arrangement (including without limitation the voting and consortium agreement dated 16 November 2023 executed by the Guarantor, the BVI Cos (except BVI-1), Personal Group Limited, Success Flow International Investment Limited and Choice Faith Group Holdings Limited, as supplemented by the supplemental agreement dated December 28, 2023 (the “AIC Deed”).

(h)	The Guarantor is and remains a member of the board of directors of the Listco.

(i)	The Guarantor confirms that as of the date of this Agreement, the number of the Listco Shares and ADSs owned by each of the Obligors and any other entities controlled by the Guarantor is set out in Schedule 5 (Shareholding Table).

13.28	Security and Listco Shares

(a)	Each Obligor is not in breach of any applicable securities law or regulation, including the NASDAQ Rules.

(b)	Save for the Existing Security Documents, each Obligor is not under any contractual, regulatory or other restriction which prevents it from (i) creating a security interest over any asset expressed to be subject to the Transaction Security and (ii) disposing of any asset expressed to be subject to the Transaction Security.

(c)	Save for the Existing Security Documents, each Obligor has not sold, transferred, lent, assigned, parted with its interest in or disposed of, granted any option in respect of or otherwise dealt with any of its rights, title and interest in and to any asset expressed to be subject to the Transaction Security, or agreed to do any of the foregoing (other than in accordance with or pursuant to the Transaction Documents).

(d)	The assets expressed to be subject to the Transaction Security:

(i)	are subject to the Security created (or intended to be created) under the Transaction Security Documents;

(ii)	are free from all Security except for the Security created under the Existing Security Documents and the Transaction Security;

(iii)	(in respect of any shares in any BVI Co or any Listco Shares subject to the Transaction Security) have been duly authorised and validly issued and are freely and fully transferable and not subject to any pre-emptive rights or restrictions (contractual, regulatory or otherwise) on transfer or disposal; and

(iv)	(in respect of any shares in any BVI Co or any Listco Shares subject to the Transaction Security) are fully paid and have no moneys or liabilities outstanding or payable in respect of any of them.

13.29	Benefit

Each Obligor benefits by entering into the Transaction Documents to which it is a party.

13.30	Taxation

(a)	None of the Obligors or Group Members are materially overdue in the filing of any Tax returns and no such person is overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or any Group Member with respect to Tax which would reasonably be expected to have a Material Adverse Effect.

(c)	Each corporate Obligor is resident for Tax purposes only in its jurisdiction of incorporation.

13.31	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Group Member or any Obligor other than the security created under the Existing Security Documents and the Transaction Security Documents.

(b)	No Group Member and no Obligor has any Financial Indebtedness outstanding other than the Permitted Financial Indebtedness.

(c)	All Class A Shares and Class B Shares which are subject to Security in favour of the Investor pursuant to any of the Transaction Security Documents are in registered form and recorded on the Listco’s register of members maintained by the Listco Registrar in the Cayman Islands.

(d)	All shares which are subject to Security in favour of the Investor pursuant to any of the Transaction Security Documents (i) have been duly authorised and are validly issued, fully paid, and are non-assessable and not subject to any option to purchase or any pre-emptive rights or similar rights, (ii) are not subject to any shareholders’ agreement, investor rights agreements, lock up agreement, or any other similar agreements or any voting or other contractual restrictions other than the Security and (iii) to the best of its knowledge, freely transferable and not subject to any transfer restrictions (other than any transfer restrictions imposed by the securities law of the relevant jurisdiction governing such transfer).

13.32	Legal and beneficial ownership

Each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Security other than the security created under the Transaction Security Documents.

13.33	Solvency

Each Obligor is able to meet its obligations and pay its debts as they fall due, and it has not admitted any inability to pay its debts as they fall due and has not suspended making payments on any of its debts.

13.34	Environmental compliance

(a)	All applicable Environmental Laws have been complied with in all respects and all applicable Environmental Permits have been obtained if failure so to comply would reasonably be expected to have a Material Adverse Effect.

(b)	No Environmental Claim which, if adversely determined, would reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been started or threatened against any Group Member.

13.35	Repetition

Each representation and warranty set out in Clauses 13.2 (Status) to 13.34 (Environmental compliance) are deemed to be repeated by the Obligors by reference to the facts and circumstances then existing on the Closing Date and the first date of each Interest Period.

13.36	Reliance

Each Obligor acknowledges that the Investor has entered into the Transaction Documents in reliance on the representations and warranties in this Clause 13.

14.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 14 remain in force during the period beginning on the date of this Agreement and ending on the date on which all present and future obligations and liabilities (whether actual or contingent and whether owed in any other capacity whatsoever) of the Obligors to the Investor under each Transaction Document have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Investor.

14.1	Financial statements

The Obligors shall supply to the Investor:

(a)	as soon as the same become available but in any event not more than ten (10) Business Days after they are filed (or were due to be filed) with NASDAQ or any other securities exchange on which the Listco’s ordinary shares are at any time listed for trading, copies of the filed consolidated financial statements of the Listco;

(b)	as soon as the same become available but in any event within one hundred and twenty (120) days after the end of each of its financial years, the audited consolidated financial statements of the Listco for that financial year; and

(c)	as soon as the same become available but in any event within ninety (90) days after the end of the first half of each of its financial years, the unaudited consolidated financial statements of the Listco for that financial half-year.

14.2	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Issuer pursuant to Clause 14.1 (Financial statements) shall be certified by a director or an authorised signatory of the Listco or the Guarantor (as the case may be) as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its financial condition as at the date at which those financial statements were drawn up.

(b)	The Obligors shall procure that each set of financial statements delivered pursuant to Clause 14.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements.

14.3	Information: miscellaneous

Subject to Clause 14.5 (Notice of the information to be provided by the Obligors), the Obligors shall supply to the Investor:

(a)	all documents dispatched by each Obligor and/or the Listco to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched provided that any documents published on the publicly available website of NASDAQ shall be deemed to be delivered;

(b)	promptly upon becoming aware of them, the details of:

(i)	any breach by any Obligor or any Group Member of any law, regulation, stock exchange rule or NASDAQ Rules which has a Material Adverse Effect; and/or

(ii)	any notification made by any Obligor or any Group Member to any stock exchange, regulatory authority or similar body or to any other person in connection with the NASDAQ Rules of any event or circumstance which has a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any Group Member, and which, if adversely determined, might have a Material Adverse Effect;

(d)	promptly, such information as the Investor may reasonably require about the Secured Property and compliance of any Obligor with the terms of any Transaction Documents;

(e)	promptly upon becoming aware of them, details of any claim, notice or other communication in respect of any breach of any Environmental Law which has or would reasonably be expected to have a Material Adverse Effect;

(f)	promptly, such further information regarding the financial condition, business and operations of the Issuer or any other Obligor or any Group Member as the Investor may reasonably request; and

(g)	promptly, notice of any change in authorised signatories of any BVI Co signed by a director of such BVI Co (whose specimen signature has previously been provided to the Investor) accompanied by specimen signatures of any new authorised signatories.

14.4	Notification of default

(a)	The Obligors shall notify the Investor of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Investor, an Obligor shall supply to the Investor a certificate signed by the Guarantor or (in the case of any BVI Co) one of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

14.5	Notice of the information to be provided by the Obligors

The obligation of each Obligor to provide any information to the Investor under Clause 14.3 (Information: miscellaneous) is to the extent that the provision of such information does and will not contravene the NASDAQ Rules or other similar applicable laws and regulations, provided that as and when the provision of such information to the Investor is no longer prohibited, the Obligor shall promptly provide such information to the Investor in accordance with the terms of this Agreement.

14.6	Access to books and records

Upon the request of the Investor, each Obligor shall provide the Investor and any of its representatives, professional advisers and contractors with access to and permit inspection by them of the assets, premises, books and records of any Group Member in each case at reasonable times and upon reasonable notice.

14.7	“Know your customer” checks

The Obligors shall promptly upon the request of the Investor supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Investor (including for the Investor on behalf of any prospective new Investor) in order for the Investor or any prospective new Investor to conduct any “know your customer” or other similar procedures under applicable laws and regulations or any other assessment in relation to, inter alia, credit risk, liquidity risk, market risk and/or legal compliance risk in respect of any Obligor or any Group Member.

15.	GENERAL UNDERTAKINGS

The undertakings in this Clause 15 are made by each Obligor and shall remain in force during the period beginning on the date of this Agreement and ending on the date on which all present and future obligations and liabilities (whether actual or contingent and whether owed in any other capacity whatsoever) of the Obligors to the Investor under each Transaction Document have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Investor.

15.1	Authorisations

The Obligors shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Investor of,

any Authorisation required or desirable under any law or regulation of a Relevant Jurisdiction to enable each Obligor to perform its obligations under the Transaction Documents, to ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdictions of the Obligors of any Transaction Document and to carry on its business.

15.2	Compliance with laws

The Obligors shall comply in all respects with all laws (including laws and regulations relating to the Environment and any applicable regulations promulgated from time to time by SAFE, NDRC and any other Governmental Agency in the PRC) to which each Obligor or its assets may be subject, if failure so to comply would has, or is likely to have a Material Adverse Effect or materially impair its ability to perform its obligations under the Transaction Documents.

15.3	Pari passu ranking

The Obligors shall ensure that its and each Obligor’s payment obligations under the Transaction Documents rank and continue to rank at least pari passu with the claims of all of the other unsecured and unsubordinated creditors of each Obligor (as the case may be), except for obligations mandatorily preferred by law applying to companies generally.

15.4	Negative pledge

(a)	In this Clause 15.4, “Quasi-Security” means the following arrangements or transactions described in paragraph (d) below.

(b)	Save for the Security created under the Transaction Security Documents, no Obligor shall create or permit to subsist any Security over any of its assets.

(c)	Save for the Security created under the Transaction Security Documents, no Obligor shall create or permit to subsist any Security over any of the Charged Shares (BVI Cos) or any of the Subject ADSs (Issuer – Listco) or any of the Charged Shares (Listco).

(d)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Obligor;

(i)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(ii)	enter into or permit to subsist any title retention arrangement;

(iii)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of refinancing existing facilities, raising any other indebtedness, raising Financial Indebtedness or of financing the acquisition of an asset.

15.5	Disposals

(a)	Each Obligor shall not (and shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any of its assets.

(b)	No BVI Co shall issue any new shares.

(c)	Paragraph (a) does not apply to:

(i)	any sale, lease, transfer, assignment or other disposal of any asset made in the ordinary course of business of the disposing entity and for good consideration negotiated at arm’s length basis;

(ii)	any sale, lease, transfer, assignment or other disposal with the prior written consent of the Investor.

15.6	Taxation

(a)	The Obligors shall (and shall ensure that each Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them have been disclosed in the applicable latest financial statements; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or might reasonably be expected to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

15.7	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate or asset restructuring or reconstruction.

(b)	The Obligors shall ensure that no other Group Member will enter into any amalgamation, demerger, merger, consolidation or corporate or asset restructuring or reconstruction.

15.8	Acquisitions and Joint Ventures

No corporate Obligor shall (and each Obligor shall ensure that no Group Member will):

(a)	acquire any company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them);

(b)	incorporate a company; or

(c)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any joint venture.

15.9	Subordination

Each Obligor shall ensure that any loan granted or to be granted by any Group Member or a shareholder of any Obligor to the Obligor is subordinated to the Obligors’ obligations owed to the Investor and to the respective rights and claims of the Investor, in each case under or in connection with the Transaction Documents, on terms satisfactory to the Investor.

15.10	Insurance

(a)	Each Obligor shall (and shall ensure that each Group Member will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

15.11	Loans and guarantees

(a)	No Obligor shall, and the Obligors shall ensure that no Group Member will, make or allow to subsist any loans, grant(s) any credit or give(s) or allow(s) to remain outstanding any guarantee or indemnity (except as required under any of the Transaction Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to:

(i)	any loan or credit advanced by a Group Member to another Group Member, provided that, if such loan or credit is advanced to the Issuer, it shall be Subordinated to the satisfaction of the Investor;

(ii)	any guarantee or indemnity by a Group Member in respect of the obligations of a Group Member arising in the ordinary course of business of such Group Member; or

(iii)	any loan, advance, guarantee or indemnity granted prior to the date of this Agreement and which have been disclosed to the Investor in writing prior to the date of this Agreement.

15.12	Financial Indebtedness

(a)	No Obligor shall (and shall ensure that no Group Member will) incur any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	any Financial Indebtedness incurred in the ordinary course of business of such Group Member;

(ii)	any Financial Indebtedness incurred prior to the date of this Agreement and which have been disclosed to the Investor in writing prior to the date of this Agreement;

(iii)	any Financial Indebtedness advanced by an Obligor to another Obligor or any Group Member, provided that it shall be Subordinated to the satisfaction of the Investor; or

(iv)	any Financial Indebtedness incurred under the Transaction Documents.

15.13	Arm’s length basis

No corporate Obligor shall (and the Obligors shall ensure that no Group Member will) enter into any transaction with any person except on arm’s length terms and for full market value.

15.14	Application of FATCA

No Obligor shall become a FATCA FFI or a US Tax Obligor.

15.15	Dividends Distribution

The corporate Obligors shall not:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its issued shares or share capital (as applicable) (or any class of thereof);

(b)	pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease any Financial Indebtedness owing to any direct or indirect shareholder of any Obligor or any Group Member or any Affiliate of any such person;

(c)	repay or distribute any dividend or share premium reserve;

(d)	pay or allow any Obligor or any Group Member to pay any management, advisory or other fee to or to the order of any direct or indirect shareholders of the Obligors or any Group Member or any Affiliate of such person; or

(e)	redeem, repurchase, defease, retire or repay any of its issued shares or share capital (as applicable) or resolve to do so.

15.16	Further assurance

(a)	Each Obligor shall (and shall procure that each Group Member will) promptly do all such acts or execute all such documents (including but not limited to assignments, transfers, mortgages, charges, notices and instructions) as the Investor may reasonably specify (and in such form as the Investor may reasonably require in favour of the Investor or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of any Security) or for the exercise of any rights, powers and remedies of the Investor provided by or pursuant to the Transaction Documents or by law;

(ii)	to complete the Security Perfection Requirements within the time prescribed by the laws of any Relevant Jurisdiction;

(iii)	to confer on the Investor Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iv)	to facilitate the realisation or enforcement of the assets which are, or are intended to be, the subject of the Security.

(b)	The Obligors shall (and shall procure that each Group Member will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Investor by or pursuant to the Transaction Documents.

15.17	Anti-bribery laws

(a)	Each Obligor shall not (and the Obligors shall procure that no Group Member or their Affiliates will) take any action, directly or indirectly, that would result in a violation of the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act 2010, as amended, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, and it shall not (and shall procure that no Affiliate will) offer, pay, promise to pay, or authorise the payment of any money, or offer, give, promise to give, or authorise the giving of anything of value, to any Government Official or to any person under circumstances where it or such Affiliate knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)	influencing any act or decision of such Government Official in his official capacity;

(ii)	inducing such Government Official to do or omit to do any act in relation to his lawful duty;

(iii)	securing any improper advantage; or

(iv)	inducing such Government Official to influence or affect any act or decision of any government entity, in order to assist any Obligor or any other Group Member or their Affiliates in obtaining or retaining business for or with, or directing business to such Obligor or such Group Member or their Affiliates or in connection with receiving any approval of the transactions contemplated in this Agreement.

(b)	The Obligors shall not (and shall procure that no Affiliate will) accept anything of value for any of the purposes listed in sub-paragraphs (i) to (iv) of paragraph (a) above.

15.18	Sanctions

(a)	Each Obligor shall ensure that no proceeds from the issue of the Note will, directly or indirectly, be used, lent, contributed or otherwise made available to any person, for the purpose funding or facilitating any activities or business or transactions in any country sanctioned by OFAC, or for the purpose of funding any operations, or financing any investments in, or making payments to, any person subject to any Sanctions and such use of proceeds will be in compliance with and will not result in the breach by any person of the Sanctions.

(b)	Each Obligor shall not (and shall procure that no Group Member or their Affiliates will) engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any person.

15.19	Purpose

The Issuer represents that all proceeds from the issue of the Note shall be used in accordance with the purpose stated in Clause 3.1 (Purpose).

15.20	Securities Account

(a)	The Issuer shall, on or before the Closing Date, maintain the Securities Account.

(b)	The Issuer shall not offer for sale or otherwise transfer, or pledge, mortgage or otherwise encumber all or part of the Subject ADSs (Issuer – Listco) (and any Class A Shares represented by those ADSs) (collectively, “Dealing”) unless such Dealing is (i) in compliance with all applicable laws (including but not limited to the U.S. Securities Act); and (ii) made with the prior written consent of the Investor or is otherwise permitted under the Transaction Documents.

(c)	The Issuer undertakes to the Investor that, without the prior written consent of the Investor:

(i)	no instructions, save and except for instructions in relation to Clause 15.21 and the voting rights or entitlement of dividends attached to the Subject ADSs (Issuer – Listco), shall be given by the Issuer to the Broker in relation to the Subject ADSs (Issuer – Listco) to be deposited into the Securities Account; and

(ii)	no acts regarding (1) the cancellation, assignment or otherwise disposal of the Securities Account; or (2) change of the Broker in relation to the Subject ADSs (Issuer – Listco) shall be taken prior to the completion of cancellation of the Subject ADSs (Issuer – Listco) as ADSs and re-registration as Class A Shares pursuant to Clause 15.21.

15.21	Conditions Subsequent

(a)	In respect of any and all BVI Co Shares and Listco Shares subject to any Security created under the Existing Security Documents:

(i)	the Obligors shall procure that:

(1)	on the Discharge Date, the Existing Facility Lender shall deliver the original Deeds of Release (Existing Security Documents), each duly executed by the Obligor which is a party thereto and the Existing Facility Lender, to the Investor;

(2)	on the Discharge Date, the Existing Facility Lender shall give instructions to Citigroup Global Markets Inc. (the “Existing Custodian”) in its capacity as custodian for the Existing Facility Lender to transfer and deposit the Subject ADSs (Issuer – Listco) into the DTC participant account of BNP Paribas SA, New York Branch (for further credit to the account of the Broker at BNP Paribas SA, New York Branch) in the form set out in Schedule 1 (Form of Letter of Instruction) of the Existing Facility Lender Deed of Undertaking), and provide documentary evidence (which may be in the form of email) to the Investor that such instructions have been given, and deliver such other documents and evidence as may be reasonably requested by the Depository from the Existing Facility Lender in order to complete such transfer and deposit;

(3)	within two (2) Business Days after the Discharge Date, the Existing Facility Lender shall file a notice of satisfaction or release of charge in respect of the Existing Security Documents to which a BVI Co is a party with the BVI Registrar pursuant to the BVI Act and deliver to the Investor documentary evidence (which may be in the form of email) that such filing has been submitted to the BVI Registrar;

(4)	promptly upon its receipt, the Existing Facility Lender shall deliver to the Investor all copies and originals of the certificates of release issued by the BVI Registrar in respect of release of such Existing Security Documents;

(5)	the Broker shall complete the transfer of the Subject ADSs (Issuer – Listco) into the Securities Account no later than fifteen (15) Business Days following the giving of the instructions pursuant to Clause 15.21(a)(i)(2);

(ii)	subject to the receipt by the Obligors of a copy of the fully executed Deeds of Release (Existing Security Documents) from the Existing Facility Lender, the Obligors shall on the Discharge Date, instruct their respective British Virgin Islands registered agents to update the register of charges of the Obligors to reflect the release of the Existing Security Documents. The Issuer shall deliver a certified copy of such updated register of charges of the Obligors within four (4) Business Days after the Discharge Date;

(iii)	upon receipt of the Subject ADSs (Issuer – Listco) in the Securities Account, the Issuer shall, at its own cost, promptly instruct the Depositary and the Listco Registrar to cancel the Subject ADSs (Issuer – Listco) as ADSs and re-register as Class A Shares on the books of the Listco Registrar in the name of the Issuer (the “Cancellation and Re-registration”);

(iv)	the Issuer shall procure the Cancellation and Re-registration to be completed no later than five (5) Business Days following the giving of the instructions pursuant to Clause 15.21(a)(iii); and

(v)	the Obligors shall have done all such acts or executed all such documents (including but not limited to notices and instructions) as the Investor may reasonably specify (and in such form as the Investor may reasonably require in favour of the Investor or its nominee(s)) for the purpose of creating and perfecting the Security under (A) the Share Charges (BVI Cos); and (B) the Share Charges (Listco).

(b)	The Obligors shall procure that, within five (5) Business Days after any Class A Share or Class B Share is issued or granted by the Listco to, or acquired by, any Obligor (whether pursuant to any share option scheme (including the exercise of any share option under any such share option scheme) or share award scheme adopted by the Listco, or otherwise), such Obligor shall:

(i)	have charged all such Class A Shares and Class B Shares in favor of the Investor; and

(ii)	have done all such acts or executed all such documents (including but not limited to notices and instructions) as the Investor may reasonably specify (and in such form as the Investor may reasonably require in favour of the Investor or its nominee(s)) for the purpose of creating and perfecting the Security under the Share Charges (Listco) over all such Class A Shares and Class B Shares (as the case may be).

(c)	Upon written notice from the Investor from time to time, each Obligor shall within twenty-five (25) Business Days (in the case of the first such written notice from the Investor) or within ten (10) Business Days (in the case of any subsequent written notice from the Investor), or in each case, such longer period as agreed between the Investor and the Issuer (each acting reasonably), at the cost and expense of the Investor, convert all or part of its Class A Shares subject to Security into ADSs of the Listco and procure that all such ADSs are registered by the Depositary in the name of the Investor for the benefit of the Issuer and subject to Security not prohibited by the Depositary and in form and substance satisfactory to the Investor and provide the Investor with all documents, notices, other evidence as required under the relevant Transaction Security Document(s) and any security confirmations as may be required by the Investor.

(d)	Upon written notice from the Investor from time to time, the Obligors shall procure that the Listco uses its best efforts to complete all such Conversions within twenty- five (25) Business Days (in the case of the first such written notice from the Investor) or within ten (10) Business Days (in the case of any subsequent written notice from the Investor), or in each case, such longer period as agreed between the Investor and the Issuer (each acting reasonably), and each Obligor shall (and shall procure that each Group Member will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as necessary or desirable for the purpose of the creation, perfection, protection, maintenance or enforcement of any such Security, including the delivery of such signed but undated documents set out or referred to in the Conversion Procedures or otherwise deemed necessary or desirable by the Investor in connection with the Conversion or enforcement of such Security.

(e)	The Obligors shall, within twenty-five (25) Business Days (in the case of the first such written notice from the Investor) or within ten (10) Business Days (in the case of any subsequent written notice from the Investor), or in each case, such longer period as agreed between the Investor and the Issuer (each acting reasonably), provide the Investor with the Depositary Confirmation Letter, the Registrar Confirmation Letter, (where applicable) copies of signed but undated documents set out or referred to in the Conversion Procedures as may be required under the Depositary Confirmation Letter and the Listco Acknowledgement Letter, and any other document the Investor reasonably requests in connection with any Conversion or other transaction in connection with the Depositary, Class A Shares, Class B Shares and the ADSs contemplated under the Transaction Documents, in each case, in form and substance satisfactory to the Investor.

(f)	The Issuer shall, on or before the Closing Date, provide the Investor with the Listco Acknowledgment Letter, in form and substance satisfactory to the Investor and substantially similar to the agreed form Listco Acknowledgement Letter delivered pursuant to paragraph 4(d) of Schedule 4 (Conditions Precedent).

(g)	In respect of the Personal Guarantee and each other Transaction Document which constitutes a NBWD transaction, each relevant Obligor party hereto shall (or shall ensure that each other relevant Transaction Obligor will):

(i)	submit such Transaction Document for registration with SAFE within fifteen (15) PRC Business Days of the date of such Transaction Document and promptly deliver to the Investor evidence in writing of the same (in form and substance satisfactory to the Investor);

(ii)	in respect of each Transaction Document which constitutes a NBWD transaction, use its best efforts to complete the registration of such Transaction Document with SAFE;

(iii)	if registration of such NBWD transaction has been completed with SAFE, use its best efforts to complete any amendment registration with SAFE if so required by, and in accordance with, applicable laws and regulation; and

(iv)

a)	if such registration referred to in paragraph (ii) or (iii) above is completed, promptly deliver to the Investor evidence of the same (in form and substance satisfactory to the Investor); or

b)	if such registration (or amendment registration) referred to in paragraph (ii) or (iii) above is rejected by SAFE:

(A)	promptly notify the Investor of the same; and

(B)	but becomes feasible subsequently (whether by reason of a change in law, regulation or the practice of SAFE or otherwise), promptly submit the relevant Transaction Document for registration with SAFE and use its best efforts to procure that such registration is completed and deliver to the Investor evidence of the same (in form and substance satisfactory to the Investor).

15.22	New issue of Listco Shares

Each Obligor shall procure that:

(a)	the Listco will not (i) issue or grant any new or existing Listco Share or confer any rights to obtain any new or existing Listco Shares to any Obligor or any person or entity controlled by or connected with any Obligor (together with the Obligors, the “Obligor Entities”), whether pursuant to any share option scheme or share award scheme or otherwise, except if such issuance or grant is made pursuant to any share option scheme or share award scheme which has been approved by all members of the board of directors of the Listco; or (ii) in each financial year issue or grant any new or existing Listco Share or confer any rights to obtain any new or existing Listco Shares which, accumulated to five percent (5%) or more of the total issued and outstanding shares of the Listco (including all of the issued and outstanding ordinary shares and preferred shares of the Listco on an as-converted basis) as at the first (1st) calendar date of that financial year to any person or entity other than the Obligor Entities; and

(b)	each Obligor Entity will not accept or subscribe any Listco Share issued or granted to it in breach of paragraph (a) above.

15.23	Anti-money laundering

Each Obligor shall (and shall procure that each Group Member and their Affiliates will) conduct its operations at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation the Money Laundering Laws.

15.24	Provision of MNPI

(a)	The Obligors shall not provide the Investor or its Affiliates with MNPI in any document or notice required to be delivered pursuant to any Transaction Document or communication in connection with any Transaction Document (each a “Communication”) without:

(i)	first notifying the Investor in writing that the Communication that that Obligor is about to deliver contains MNPI; and

(ii)	the Investor giving written confirmation that it wishes to receive such information and instructing that Obligor to whom such information shall be delivered.

(b)	If the Investor has refused to receive such MNPI, the Obligors shall only deliver the Communication to the extent that it does not contain MNPI, in which event the Obligors shall not be deemed to have breached paragraph (a) above.

15.25	Environmental compliance

The Obligors shall, and shall ensure that each other Group Member will, comply in all respects with all Environmental Laws, obtain and maintain all Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under any Environmental Law or any Environmental Permit if failure to so comply, obtain, maintain or take such steps has or would reasonably be expected to have a Material Adverse Effect.

15.26	Environmental Claims

The Obligors shall inform the Investor in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of its knowledge and belief) is threatened against any Group Member; or

(b)	any facts or circumstances which will or would reasonably be expected to result in any Environmental Claim being commenced or threatened against any Group Member,

in each case where such Environmental Claim would reasonably be expected, if determined against that Group Member, to have a Material Adverse Effect.

15.27	Bearer Shares

Each Obligor shall not issue any Bearer Shares.

16.	CHANGES TO THE PARTIES

16.1	Assignments and transfers by the Investor

The Investor (for the purpose of this Clause 16, the “Existing Investor”) may, provided that at least five (5) Business Days’ prior written notice is given to the Issuer:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Transaction Document to another entity (the “New Investor”).

16.2	Existing consents and waivers

A New Investor shall be bound by any consent, waiver, election or decision given or made by the Investor under or pursuant to any Transaction Document prior to the coming into effect of the relevant assignment or transfer to such New Investor.

16.3	Conditions of assignment or transfer

The consent of the Issuer is not required for any assignment or transfer by the Existing Investor of any of its rights and obligations under the Transaction Documents.

16.4	Limitation of responsibility of the Investor

(a)	Unless expressly agreed to the contrary, an Existing Investor makes no representation or warranty and assumes no responsibility to a New Investor for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Investor confirms to the Existing Investor that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Investor in connection with any Transaction Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Transaction Documents or any Note is in force.

(c)	Nothing in any Transaction Document obliges the Existing Investor to:

(i)	accept a re-transfer or re-assignment from a New Investor of any of the rights and obligations assigned or transferred under this Clause 16; or

(ii)	support any losses directly or indirectly incurred by the New Investor by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

16.5	Security over Investor’s rights

In addition to the other rights provided to the Investor under this Clause 16, the Investor may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Transaction Document to secure obligations of the Investor including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Investor as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release the Investor from any of its obligations under the Transaction Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Investor as a party to any of the Transaction Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Investor under the Transaction Documents.

16.6	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Transaction Documents or allow any interest in them to arise or be varied, except with the prior written consent of the Investor.

17.	DISCLOSURE OF INFORMATION

17.1	The Investor may disclose:

(a)	to:

(i)	any of its Affiliates; and

(ii)	any of the officers, directors, employees, professional advisers, auditors and Representatives of the persons in paragraph (i) above,

such Confidential Information as the Investor shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 17.1(a) is made aware in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any other person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or the Issuer and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)	appointed by the Investor or by a person to whom Clause 17.1(b)(i) or 17.1(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Transaction Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 17.1(b)(i) or 17.1(b)(ii);

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that the Investor charges, assigns or otherwise creates Security (or may do do) pursuant to Clause 16.6 (Security over Investor’s rights);

(viii)	who is a Party; or

(ix)	with the consent of the Issuer;

in each case, such Confidential Information as the Investor shall consider appropriate if:

(1)	in relation to Clauses 17.1(b)(i) or 17.1(b)(ii) and 17.1(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)	in relation to Clause 17.1(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)	in relation to Clauses 17.1(b)(v) and 17.1(b)(vi), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Investor, it is not practicable so to do in the circumstances;

(c)	to any person appointed by the Investor or by a person to whom Clause 17.1(b)(i) or 17.1(b)(ii) applies to provide administration or settlement services in respect of one or more of the Transaction Documents including without limitation, in relation to the trading of participations in respect of the Transaction Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 17.1(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Issuer and the Investor;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Transaction Documents and/or the Issuer if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

18.	PAYMENT MECHANICS

18.1	Payments to the Investor

(a)	Each Obligor shall, on each date on which it is required to make a payment under a Transaction Document, make the same available to the Investor (unless a contrary indication appears in a Transaction Document) for value on the due date at the time and in such funds specified by the Investor as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such US Dollar account maintained by or on behalf of the Investor with a bank (or such other US Dollar account as the Investor may notify to the Issuer from time to time), details of which appear in the Register of Noteholders at the close of business on the date immediately before the due date for payment or by US Dollar cheque drawn on a bank acceptable to the Investor and mailed to the registered address of the Investor if it does not have such account.

(c)	Unless a contrary indication appears in a Transaction Document, an Obligor satisfies a payment obligation only when the Investor receives the amount.

18.2	Payments by the Investor

(a)	On each date on which the Investor is required to make a payment under a Transaction Document, the Investor shall make the same available to the Issuer for value on the due date at the time and in such funds specified by the Investor as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Issuer may notify to the Investor in the relevant Notice of Issuance.

18.3	Distributions to the Obligors

The Investor, may, at its absolute discretion to, apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Transaction Documents or in or towards purchase of any amount of any currency to be so applied.

18.4	Partial payments

(a)	If the Investor receives a payment that is insufficient to discharge all the amounts then due and payable by the Obligors under the Transaction Documents, the Investor may apply that payment towards the obligations of the Obligors under the Transaction Documents in the following order:

(i)	firstly, in or towards payment of any unpaid costs and expenses of the Investor under the Transaction Documents;

(ii)	secondly, in or towards payment of any accrued interest due but unpaid under the Transaction Documents;

(iii)	thirdly, in or towards payment of any principal due but unpaid under the Transaction Documents; and

(iv)	fourthly, in or towards payment of any other sum due but unpaid under the Transaction Documents.

Such order is for illustration purpose only and it is subject to the Investor’s absolute discretion to apply such payment as stated in Clause 18.3 (Distributions to the Obligors).

18.5	No set-off by the Obligors

All payments to be made by any Obligor under the Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

18.6	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under Clause 18.6(a), interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

18.7	Currency of account

(a)	Subject to Clauses 18.7(b) and 18.7(e), US dollars is the currency of account and payment for any sum due from the Issuer under any Transaction Document.

(b)	A repayment of any sum under a Transaction Document shall be made in the currency in which that sum is denominated, pursuant to this Agreement on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

18.8	Disruption to payment systems etc.

If either the Investor determines (in its discretion) that a Disruption Event has occurred or the Investor is notified by the Issuer that a Disruption Event has occurred:

(a)	the Investor may, and shall if requested to do so by the Issuer, consult with the Issuer with a view to agreeing with the Issuer such changes to the operation or administration of the Note as the Investor may deem necessary in the circumstances;

(b)	the Investor shall not be obliged to consult with the Issuer in relation to any changes mentioned in Clause 18.8(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	any such changes agreed upon by the Investor and the Issuer shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Transaction Documents notwithstanding the provisions of Clause 24 (Amendments and waivers); and

(d)	the Investor shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Investor) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 18.8.

19.	SET-OFF

While an Event of Default is continuing, the Investor may set off any matured obligation due from an Obligor under the Transaction Documents (to the extent beneficially owned by the Investor) against any matured obligation owed by the Investor to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Investor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

20.	NOTICES

20.1	Communications in writing

Any communication to be made under or in connection with the Transaction Documents shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail (“email”) or letter (where applicable).

20.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Transaction Documents is:

(a)	in the case of the Issuer, that identified with its name below;

(b)	in the case of the Guarantor, that identified with its name below; and

(c)	in the case of the Investor, that identified with its name below;

or any substitute address, email address, fax number or department or officer as the Issuer, the Guarantor or the Investor may notify each other by not less than five (5) Business Days’ notice.

20.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Transaction Documents will be effective:

(i)	if by way of fax, only when received in legible form;

(ii)	if by way of email, when sent provided that the sender has not received a message that the email has not been received by the recipient; or

(iii)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 20.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Investor will be effective only when actually received by the Investor and then only if it is expressly marked for the attention of the department or officer identified with the Investor’s signature below (or any substitute department or officer as the Investor shall specify for this purpose).

(c)	Any communication or document made or delivered to the Issuer in accordance with this Clause 20 will be deemed to have been made or delivered to the Obligors.

(d)	Any communication or document which becomes effective, in accordance with Clauses 20.3(a) and (b), after 5:00 pm in the place of receipt shall be deemed only to become effective on the following day.

20.4	Electronic communication

(a)	Any communication to be made between the Parties under or in connection with the Transaction Documents may be made by electronic mail or other electronic means.

(b)	Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by the Issuer to the Investor only if it is addressed in such a manner as the Investor shall specify for this purpose.

(c)	Any electronic communication or document which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

20.5	English language

(a)	Any notice given under or in connection with any Transaction Document must be in English.

(b)	All other documents provided under or in connection with any Transaction Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Investor, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21.	CALCULATIONS AND CERTIFICATES

21.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Transaction Document, the entries made in the accounts maintained by the Investor are prima facie evidence of the matters to which they relate.

21.2	Certificates and determinations

Subject to Clause 8.2(b), any certification or determination by the Investor of a rate or amount under any Transaction Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3	Day count convention

Any interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

21.4	Rights and discretions of the Investor

Notwithstanding any provision of any Transaction Document to the contrary, the Investor is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

22.	PARTIAL INVALIDITY

If, at any time, any provision of the Transaction Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

23.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Investor, any right or remedy under the Transaction Documents shall operate as a waiver, of any such right or remedy or constitute an election to affirm any of the Transaction Documents. No election to affirm any of the Transaction Documents on the part of the Investor shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

24.	AMENDMENTS AND WAIVERS

No term of this Agreement may be amended or waived without the prior written consent of the Investor, the Guarantor and the Issuer, and any such amendment or waiver will be binding on all Parties.

25.	COUNTERPARTS

Each Transaction Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Transaction Document.

26.	INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations in each Transaction Document are continuing and will survive the termination of that Transaction Document and the redemption of the Note.

27.	DURATION

27.1	Effectiveness

This Agreement shall become effective upon execution and shall continue in full force and effect until all liabilities and obligations under or pursuant to the Transaction Documents have been irrevocably paid and discharged in full unless otherwise terminated in accordance with Clause 27.2 (Termination).

27.2	Termination

Subject to Clause 27.3 (Survival), this Agreement may be terminated if any one or more of the Conditions Precedent set out in Clause 4.1 (Conditions Precedent) is not fulfilled, satisfied or waived on or before the Long Stop Date.

27.3	Survival

(a)	Clause 1 (Definitions and Interpretation), Clause 7 (Tax Gross Up and Indemnities), Clause 10 (Other Indemnities), Clause 17 (Disclosure of Information), Clause 20 (Notices), Clause 27.3 (Survival), Clause 29 (Governing Law) and Clause 30 (Enforcement) of this Agreement will survive any termination of this Agreement.

(b)	This Clause 27 is without prejudice to any rights or obligations which have accrued before termination of this Agreement.

28.	GENERAL

28.1	Application to Transaction Documents

If anything in Clause 17 (Disclosure of Information) to Clause 28 (General) is inconsistent with a provision in another Transaction Document, then the provision in the other Transaction Document prevails to the extent of the inconsistency for the purposes of that Transaction Document.

28.2	Consents and waivers

Each Obligor shall comply with all conditions in any consent or waiver the Investor gives under or in connection with a Transaction Document.

28.3	Discretion in exercising rights

The Investor may exercise a right or remedy or give or refuse its consent under or in connection with a Transaction Document in any way it considers appropriate (including by imposing conditions).

28.4	Conflict of interest

The Investor may exercise its rights or remedies under or in connection with a Transaction Document even if this involves a conflict of interests or the Investor has a personal interest in their exercise.

28.5	Inconsistent law

To the extent permitted by law, each Transaction Document prevails to the extent it is inconsistent with any law.

28.6	Supervening law

Any present or future law which varies the obligations of an Obligor under or in connection with a Transaction Document with the result that the Investor’s rights or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

28.7	Further steps

Each Obligor shall promptly do anything the Investor asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)	to enable the Investor to exercise its rights under or in connection with any Transaction Document;

(b)	to bind the Obligor and any other person intended to be bound under any Transaction Document;

(c)	to enable the Investor to register any power of attorney in any Transaction Document or any similar power; or

(d)	to show whether the Obligor is complying with the Transaction Documents.

29.	GOVERNING LAW

This Agreement is governed by Hong Kong law.

30.	ENFORCEMENT

30.1	Jurisdiction of Hong Kong courts

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 30.1 is for the benefit of the Investor only. As a result, the Investor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Investor may take concurrent proceedings in any number of jurisdictions.

30.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, (i) each Obligor irrevocably appoints VNET Group Limited of 37/F., Tower 1 Metroplaza, Hing Fong Road, Kwai Fong, Hong Kong as its agent under the Transaction Documents for service of process in any proceedings before the Hong Kong courts in connection with any Transaction Document; and (ii) the Investor irrevocably appoints Li & Partners of 22/F, World Wide House, Central, Hong Kong as its agent under the Transaction Documents for service of process in any proceedings before the Hong Kong courts in connection with any Transaction Document.

(b)	If any person appointed as process agent under this Clause 30.2 is unable for any reason to so act, that Obligor or the Investor, as the case may be, must immediately (and in any event within five (5) days of the event taking place) appoint another agent on terms acceptable to the Investor. Failing this, the Investor or Obligor, as the case may be, may appoint another process agent for this purpose.

(c)	Each Obligor and the Investor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause 30.2 does not affect any other method of service allowed by law.

31.	WAIVER OF IMMUNITIES

Each of the Issuer and the Guarantor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment or award to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

32.	ENTIRE AGREEMENT

This Agreement, together with the other Transaction Documents and any agreements or documents referred to herein, sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

IN WITNESS whereof this Agreement has been executed by the parties hereto and is intended to be and is hereby delivered by each Obligor as a deed on the date first above written.

Schedule 1
PARTICULARS OF THE ISSUER

1.	Name of company	:	GenTao Capital Limited

2.	Date of incorporation	:	5 February 2013

3.	Company number	:	1759132

4.	Place of incorporation	:	the British Virgin Islands

5.	Registered Office	:	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

6.	Director	:	CHEN Sheng

7.	Share capital	:	US$1.00

8.	Issued share capital	:	one (1) share

9.	Shareholder	:	Name of Shareholder	Number of share(s) held	Percentage of shareholding

			CHEN Sheng	one (1)	100%

SCH 1-1

Schedule 2

FORM OF NOTE INSTRUMENT

SCH 2-1

EXECUTION VERSION

Dated                             day of                                                                 2024

GENTAO CAPITAL LIMITED

(as Issuer)

NOTE INSTRUMENT

constituting

12 PER CENT. SECURED GUARANTEED NOTE IN THE PRINCIPAL AMOUNT UP TO US$24,000,000

TABLE OF CONTENTS

Clause	Page

1.	DEFINITIONS AND CONSTRUCTION	1

2.	CREATION AND ISSUE OF THE NOTE	3

3.	STATUS	3

4.	FORM AND TITLE	3

5.	TRANSFERS OF NOTE AND ISSUE OF NOTE CERTIFICATES	4

6.	DEPOSIT OF INSTRUMENT	5

7.	BENEFIT OF INSTRUMENT	5

8.	INTEREST	5

9.	PAYMENTS	7

10.	REDEMPTION, PURCHASE AND CANCELLATION	7

11.	TAXATION	9

12.	EVENTS OF DEFAULT	10

13.	REPLACEMENT OF NOTE CERTIFICATES	14

14.	NOTICES	15

15.	GOVERNING LAW AND ENFORCEMENT	15

SCHEDULE 1 FORM OF NOTE CERTIFICATE	SCH 1-1

SCHEDULE 2 FORM OF TRANSFER FORM	SCH 2-1

SCHEDULE 3 FORM OF NOTEHOLDER REDEMPTION NOTICE	SCH 3-1

SCHEDULE 4 FORM OF EARLY REDEMPTION NOTICE	SCH 4-1

SCHEDULE 5 EXISTING LEGAL PROCEEDINGS	SCH 5-1

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THIS INSTRUMENT is made by way of deed poll on                       2024

BY:

GENTAO CAPITAL LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1759132 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Issuer”).

IN FAVOUR OF:

THE PERSON for the time being and from time to time registered as the holder of the Note.

WHEREAS:

(A)	The Issuer has, in accordance with its memorandum and articles of association and by written resolutions of its sole director authorised to create and issue the Note constituted as provided below.

(B)	SHINING RICH HOLDINGS LIMITED 耀富控股有限公司, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1972405 and with its registered office at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (the “Investor”), is the initial Noteholder as at the date of this Note Instrument.

NOW THIS INSTRUMENT WITNESSES AND THE ISSUER DECLARES as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions

Terms defined in the Subscription Agreement shall, unless otherwise defined in this Instrument or unless a contrary intention appears, bear the same meaning when used in this Instrument and the following terms shall have the following meanings:

“Applicable Redemption Amount”	has the meaning given to it in Condition 10.1 (Applicable Redemption Amount);

“Conditions”	means the terms and conditions of the Note as set out in this Instrument;

“Default Redemption Price”	has the meaning given to it in Condition 10.3.1;

“Dispute”	has the meaning given to it in Condition 15.2.1;

“Early Redemption Date”	has the meaning given to it in Condition 10.4.2;

“Early Redemption Notice”	has the meaning given to it in Condition 10.4.2;

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“Early Redemption Price”	has the meaning given to it in Condition 10.4.1;

“Events of Default”	has the meaning given to it in Condition 12 (Events of Default);

“Interest Payment Date”	has the meaning given to it in Condition 8.3 (Payment of interest);

“Interest Period”	has the meaning given to it in Condition 8.2.1;

“Issue Date”	means the date on which closing of the issue of and the subscription for the Note, occurs in accordance with Clause 6.1 of the Subscription Agreement;

“Maturity Redemption Price”	has the meaning given to it in Condition 10.2;

“Note Certificate”	has the meaning given to it in Condition 4.1 (Form);

“Noteholder”	means the person who is for the time being and from time to time registered as the holder of the Note;

“Noteholder Redemption Date”	has the meaning given to it in Condition 10.3.2;

“Noteholder Redemption Notice”	has the meaning given to it in Condition 10.3.2;

“Note”	means the 12 per cent. secured guaranteed note in the principal amount up to US$24,000,000 issued in minimum denomination of US$600,000 with the benefit of and subject to the terms and conditions set out in the Subscription Agreement and this Instrument;

“normal office hours”	means 9:00 a.m. to 5:00 p.m. on a Business Day;

“Registered Account”	means the US Dollar account maintained by or on behalf of a Noteholder with a bank (or such other US Dollar account as a Noteholder may notify to the Issuer from time to time), details of which appear in the Register of Noteholders at the close of business on the date immediately before the due date for payment;

“Registered Address”	means a Noteholder’s address appearing in the Register of Noteholders at that time;

“Specified Office”	means the office located at 10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016

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“Subscription Agreement”

means the subscription agreement dated                    2024 entered into among the Issuer, Chen Sheng, Beacon Capital Group Inc., Fast Horse Technology Limited, Sunrise Corporate Holding Ltd. and the Investor, pursuant to which, among other matters, the Issuer agreed to issue the Note to the Investor (as modified, supplemented or amended from time to time);

“Transfer Form”	has the meaning given to it in Condition 5.2 (Transfers); and

“Unpaid Sum”	means any sum due and payable but unpaid by any Obligor under any Transaction Document.

1.2	Construction

The provisions of Condition 1.2 (Construction) of the Subscription Agreement shall apply to this Instrument as if they were set out in this Instrument. Unless a contrary indication appears, any reference in this Instrument to:

1.2.1	references to Conditions and Schedules are references to conditions and schedules of or to this Instrument; and

1.2.2	references to principal, premium and other payments payable by the Issuer shall be deemed also to refer to any additional amounts which may be payable under Condition 11 (Taxation) or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument.

2.	CREATION AND ISSUE OF THE NOTE

The Issuer hereby creates and issues the Note on the terms set out in this Instrument.

3.	STATUS

The Note constitutes direct, secured, guaranteed, unsubordinated and unconditional obligations of the Issuer and any integral part of the Note shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Note shall, save for such exceptions as may be provided by mandatory provisions of applicable laws and at all times rank at least equally with all of the Issuer’s other present and future direct, unsubordinated and unconditional obligations. No application will be made for a listing of the Note on any stock exchange or securities exchange.

4.	FORM AND TITLE

4.1	Form

The Note is issued in registered form in the principal amount up to US$24,000,000 in minimum denomination of US$600,000. A Note certificate in the form set out in Schedule 1 (Form of Note Certificate) (the “Note Certificate”) will be issued to the Noteholder in respect of its registered holding of Note. The Note Certificate will be numbered with an identifying number which will be recorded in the Register of Noteholders which the Issuer will keep.

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4.2	Title

The registered holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, the Note Certificate issued in respect of it) and no person will be liable for so treating the holder.

5.	TRANSFERS OF NOTE AND ISSUE OF NOTE CERTIFICATE

5.1	Register of Noteholders

The Issuer will maintain and cause to be kept at the Specified Office the Register of Noteholders, in which shall be entered the names and addresses of the holders of the Note and the particulars of the Note held by them and of all redemptions of the Note. The Noteholder shall be entitled to receive only the number of Note Certificates that represent its entire holding. Any change in the Specified Office shall be notified to the Noteholder by the Issuer in writing within three (3) Business Days after the change.

5.2	Transfers

A Note is freely transferable. A Note may be transferred by delivering the Note Certificate issued in respect of that Note with the transfer form in the form set out in Schedule 2 (Form of Transfer Form) (the “Transfer Form”) duly completed and signed to the Specified Office of the Issuer or to its specified agent. No transfer of title to any Note will be effective unless and until the name and address of the new holder of the Note together with the particulars of the Note held by it have been duly entered on the Register of Noteholders.

5.3	Delivery of new Note Certificates

5.3.1	Each new Note Certificate to be issued upon a transfer of a Note will, within five (5) Business Days of receipt by the Issuer of the duly completed and signed Transfer Form, be made available for collection at the Specified Office of the Issuer or, if so requested in the Transfer Form, be couriered at the risk of the holder entitled to the Note (but free of charge to the holder) to the address specified in the Transfer Form.

5.3.2	Where only part of the principal amount of a Note in respect of which a Note Certificate is issued is to be redeemed, a new Note Certificate in respect of the Note not so redeemed will, within five (5) Business Days of delivery of the original Note Certificate to the Issuer, be made available for collection at the Specified Office or, if so requested in the relevant form, be mailed by uninsured mail at the risk of the holder entitled to the Note not so redeemed (but free of charge to the holder) to the address of such holder appearing in the Register of Noteholders.

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5.4	Formalities free of charge

Registration of a redemption of the whole or any part of the Note will be effected without charge by or on behalf of the Issuer.

5.5	Closed periods

No Noteholder may require the transfer of a Note to be registered after such Note in respect of which a Noteholder Redemption Notice or an Early Redemption Notice has been served by the Noteholder on the Issuer pursuant to Condition 10 (Redemption, Purchase and Cancellation).

6.	DEPOSIT OF INSTRUMENT

The Issuer hereby acknowledges the right of the Noteholder to the production of this Instrument and the Conditions and shall ensure that copies of this Instrument and the Conditions are available for inspection by the Noteholder during normal office hours at the Specified Office.

7.	BENEFIT OF INSTRUMENT

7.1	Deed poll

This Instrument shall take effect as a deed poll for the benefit of the Noteholder from time to time.

7.2	Benefit

This Instrument shall enure to the benefit of the Noteholder and its (and any subsequent) successors and assignees, each of which shall be entitled severally to enforce this Instrument against the Issuer.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on the Note for each Interest Period is the percentage rate of twelve per cent (12%) per annum. Any interest shall be calculated on the basis of the actual number of days elapsed in a year of three hundred and sixty-five (365) days.

8.2	Interest Periods

8.2.1	Subject to the remaining provisions of this Clause 8.2, each Interest Period for a Note shall be twelve (12) months (or such other period as the Issuer and the Noteholder may agree) (the “Interest Period”).

8.2.2	An Interest Period for the Note shall not extend beyond the Maturity Date.

8.2.3	Each Interest Period for the Note shall start on the Issue Date or (if the Note has already been issued) on the last day of the preceding Interest Period of the Note.

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8.2.4	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3	Payment of interest

The Issuer shall pay accrued interest on the Note on the last day of each Interest Period (each such date an “Interest Payment Date”).

8.4	Default interest

8.4.1	If the Issuer fails to pay any amount payable by it under any Note or under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to Clauses 8.4.2 and 8.4.38.4.3, three per cent. (3%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the principal amount of the Note in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Noteholder at its sole discretion. Any interest accruing under this Clause 8.4.1 shall be immediately payable by the Issuer on demand by the Noteholder.

8.4.2	If any Unpaid Sum consists of the whole or any part of the Note which became due on a day which was not the last day of an Interest Period relating to the Note:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Note; and

(b)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be three per cent. (3%) per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

8.4.3	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4.4	If an amount of principal, premium (if any) or interest which is due on the Note is not paid in full, the Issuer will annotate the Register of Noteholders with a record of the amount (if any) in fact paid.

8.5	Cessation of interest accrual

The Note will cease to bear interest from the due date for redemption, subject as provided in Condition 10.3 (Redemption on an Event of Default).

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9.	PAYMENTS

9.1	Principal and premium

9.1.1	Payment of principal, interest and all other amounts payable under these Conditions will be made by transfer to the Registered Account of the Noteholder or by US Dollar cheque drawn on a bank acceptable to the Noteholder and mailed to the Registered Address of the Noteholder if it does not have a Registered Account. The relevant Note Certificate will be surrendered at the Specified Office only after payment of the principal, interest and any other amounts due on redemption have been made.

9.1.2	Interest on the Note due on an Interest Payment Date will be paid to the holder who is, at the close of business on the date immediately before the relevant Interest Payment Date shown on the Register of Noteholders.

9.1.3	When making payments to Noteholder, fractions of one US cent will be rounded up to the nearest US cent, respectively.

9.2	Fiscal laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 11 (Taxation). No commissions or expenses shall be charged to the Noteholder in respect of such payments.

10.	REDEMPTION, PURCHASE AND CANCELLATION

10.1	Applicable Redemption Amount

In these Conditions:

The “Applicable Redemption Amount” of a Note is the aggregate of (a) the principal amount outstanding on the whole or part of that Note to be redeemed; (b) the outstanding interest accrued on the whole or part of that Note to be redeemed up to the date of redemption; and (c) any other outstanding amount due but unpaid under the whole or part of that Note to be redeemed, rounded (if necessary) to two decimal places with 0.005 being rounded upwards.

10.2	Redemption at Maturity

Unless previously redeemed, purchased or cancelled, the Issuer shall redeem the whole of the Note on the Maturity Date at the Applicable Redemption Amount calculated from the Issue Date to (and including) the Maturity Date (the “Maturity Redemption Price”). Any accrued and unpaid default interest shall be payable by the Issuer to the Noteholder in addition to the Maturity Redemption Price and at the same time of payment of the Maturity Redemption Price.

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10.3	Redemption upon an Event of Default

10.3.1	If the Issuer fails to rectify an Event of Default under Condition 12 (Events of Default) and a written notice is served by a Noteholder to the Issuer specifying the Event of Default, that Noteholder shall have the right (but not the obligation) to demand the Issuer to, and the Issuer shall, redeem the whole Note at the Applicable Redemption Amount calculated from the Issue Date to (and including) the actual date of payment (the “Default Redemption Price”). Any accrued and unpaid default interest shall be payable by the Issuer to the Noteholder in addition to the Default Redemption Price and at the same time of payment of the Default Redemption Price.

10.3.2	The redemption right of the Noteholder provided under Condition 10.3.1 above shall be exercised by the Noteholder by delivering to the Issuer a written notice signed by the Noteholder, substantially in the form set out in Schedule 3 (Form of Noteholder Redemption Notice) (a “Noteholder Redemption Notice”). Once delivered, the Noteholder Redemption Notice shall bind the Issuer to redeem the whole or such part of the Note and the Default Redemption Price and any accrued and unpaid default interest shall become immediately due and payable on the date as set out in the Noteholder Redemption Notice (the “Noteholder Redemption Date”).

10.4	Early redemption at the option of the Issuer

10.4.1	The Issuer shall have the right (but not the obligation) to redeem the whole or such part of the Note prior to the Maturity Date at the Applicable Redemption Amount calculated from the Issue Date to (and including) the actual date of redemption (the “Early Redemption Price”). Any partial redemption under this Condition 10.4 shall reduce the remaining principal amount of the Note on a pro-rata basis.

10.4.2	The early redemption right of the Issuer under this Condition 10.4 may be exercised by the Issuer by giving not less than thirty (30) days’ (or such shorter period as the Noteholder may agree) prior written notice to the Noteholder, substantially in the form set out in Schedule 4 (Form of Early Redemption Notice) (an “Early Redemption Notice”). Once delivered, the Early Redemption Notice shall bind the Issuer to redeem the whole or such part of the Note and the Early Redemption Price shall become immediately due and payable on the date as set out in the Early Redemption Notice (the “Early Redemption Date”).

10.5	Calculations

The Issuer and the Noteholder agree that the Noteholder will calculate the amount payable by the Issuer under this Condition 10 and the amount calculated by the Noteholder shall, in the absence of any manifest error, be conclusive evidence of such calculation.

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10.6	Payment

On the Maturity Date, the Noteholder Redemption Date or the Early Redemption Date (as the case may be), the Issuer shall, unconditionally and irrevocably, pay in full the Maturity Redemption Price, the Default Redemption Price or the Early Redemption Price (as the case may be) to the Noteholder in accordance with these Conditions.

10.7	Surrender

Immediately after the Maturity Redemption Price, the Default Redemption Price or the Early Redemption Price (as the case may be) has been unconditionally and irrevocably received by the Noteholder in full, the Noteholder shall surrender the relevant Note Certificate to the Issuer. In the event that less than all of the outstanding principal amount represented by a Note Certificate is redeemed, the Issuer shall promptly (but no later than the date on which the Noteholder has actually received such amount) issue to the Noteholder a new Note Certificate evidencing any remaining principal amount (where such new Note Certificate shall either: (i) be mailed by uninsured mail at the risk of the holder of the Note to the address of such holder appearing on the Register of Noteholders or (ii) be made available for collection by the holder entitled to the Note at the Specified Office), and update the Register of Noteholders accordingly and deliver to the Noteholder a certified true copy of the updated Register of Noteholders.

10.8	Expenses and costs

Any expenses and costs (including the attorney’s fees charged by the legal counsels to the Noteholder up to and including the Issue Date, other attorney’s fees, commissions, and other expenses) and any applicable Taxes directly or indirectly arising out of, relating to, connected with or incidental to the redemption of this Note contemplated under these Conditions shall be borne by the Issuer.

10.9	Cancellation

Any part of the Note which is redeemed or purchased by the Issuer or any of its Subsidiaries will forthwith be cancelled and such part of the Note may not be reissued or resold.

11.	TAXATION

All payments, whether of principal, premium or otherwise made by the Issuer will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Hong Kong, the PRC or any authority thereof or therein having power to tax, unless deduction or withholding of such Taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Noteholder of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required.

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12.	EVENTS OF DEFAULT

The Note is, and it shall become, immediately due and repayable in accordance with Condition 10.3 (Redemption upon an Event of Default), upon the occurrence of any of the following events (“Event of Default”) which is continuing:

12.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to any Transaction Document at the place at and in the currency in which it is expressed to be payable.

12.2	Breach of other obligations

12.2.1	An Obligor does not comply with any provision of the Transaction Documents (other than those referred to in Conditions 12.1 (Non-payment)).

12.2.2	An Obligor does not comply with, or an event of default (however described) occurs under, any provision or term of any deed, agreement, instrument, contract, covenant or undertaking (whether oral or in writing) given by it to or entered into by it with the Noteholder or any Affiliate of the Noteholder.

12.2.3	Any Group Member does not comply with, or an event of default (however described) occurs under, any provision or term of any deed, agreement, instrument, contract, covenant or undertaking (whether oral or in writing) given by it to or entered into by it with the Noteholder or any Affiliate of the Noteholder.

12.3	Misrepresentation

Any representation or statement made or deemed to be made by any Obligor in any Transaction Document or any other document delivered by or on behalf of any Obligor under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

12.4	Cross default

12.4.1	Any Financial Indebtedness of any Obligor or any Group Member is not paid when due nor within any originally applicable grace period;

12.4.2	Any Financial Indebtedness of any Obligor or any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

12.4.3	Any commitment for any Financial Indebtedness of any Obligor or any Group Member is cancelled or suspended by a creditor of such Obligor or Group Member (as the case may be) as a result of an event of default (however described); or

12.4.4	Any creditor of any Obligor or any Group Member becomes entitled to declare any Financial Indebtedness of such Obligor or such Group Member (as the case may be) due and payable prior to its specified maturity as a result of an event of default (however described), except where (A) the aggregate amount of such Financial Indebtedness (i) with respect to any Obligor, is less than RMB1,000,000 (or its equivalent in any other currency or currencies); and (ii) with respect to any Group Member, is less than 10% of the Total Subscription Amount; and (B) the occurrence of any of the events in (a) to (d) above with respect to such Financial Indebtedness would not (subject to the Noteholder’s reasonable discretion) adversely affect the share price of the Listco and/or market reputation of the Listco Group.

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12.5	Insolvency

Any Obligor or any Group Member is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Noteholder in its capacity as such) with a view to rescheduling any of its indebtedness.

12.5.1	The value of the assets of the Obligors (taken as a whole) is less than its liabilities (taken as a whole) (taking into account contingent and prospective liabilities).

12.5.2	A moratorium is declared in respect of any indebtedness of any Obligor or any Group Member.

12.5.3	The Guarantor or the Spouse is bankrupt under the laws of any jurisdiction, except in the case of bankruptcy of the Spouse, the Guarantor provides evidence in writing (in form and substance satisfactory to the Noteholder) that the bankruptcy of the Spouse has no adverse effect on the ability of any Obligor to perform its obligations under the Transaction Documents.

12.5.4	The Guarantor or the Spouse becomes insolvent or is unable to pay his debts or fails or admits in writing its inability generally to pay his debts as they become due, except in the case of insolvency of the Spouse, the Guarantor provides evidence in writing (in form and substance satisfactory to the Noteholder) that the insolvency of the Spouse has no adverse effect on the ability of any Obligor to perform its obligations under the Transaction Documents.

12.6	Insolvency proceedings

12.6.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments of any Obligor or any Group Member, except where such suspension of payments is related to an existing corporate action or legal proceeding as set out in Schedule 5 (Existing Legal Proceedings) and would not (subject to the Noteholder’s reasonable discretion) adversely affect the share price of the Listco and/or market reputation of the Listco Group, or reasonably be expected to develop into the circumstances as set out in Condition 12.6.1(b) to (e) below;

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(b)	a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Group Member;

(c)	a composition or arrangement with any creditor of any Obligor or any Group Member, or an assignment for the benefit of creditors generally of any Obligor or any Group Member or a class of such creditors;

(d)	the appointment of a liquidator, receiver, receiver and manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any Group Member or any of its assets; or

(e)	enforcement of any Security over any assets of any Obligor or any Group Member,

or any analogous procedure or step is taken in any jurisdiction provided that it shall not be an Event of Default under this Condition 12.6: (A) if any such corporate action, legal proceedings or other procedure or step is initiated by decisions at meetings of the shareholders or all members of the board of directors of the Listco; or (B) if the aggregate value of any and all claims under any corporate action, legal proceedings or other procedure or step does not exceed RMB1,000,000 (or its equivalent in other currency or currencies).

12.6.2	The Guarantor or the Spouse is the subject of a bankruptcy petition or order or any person has presented a petition for the Guarantor’s or the Spouse’s bankruptcy or any order has been made for the Guarantor’s or the Spouse’s bankruptcy under the laws of any jurisdiction or a trustee in bankruptcy has been appointed or an application for that purpose has been made or a notice of intention to appoint a trustee in bankruptcy has been given in accordance with any applicable law or regulation in relation to the Guarantor or the Spouse.

12.6.3	Condition 12.6.2 shall not apply to any bankruptcy petition or order against the Spouse provided the Guarantor provides evidence in writing (in form and substance satisfactory to the Noteholder) that such bankruptcy petition or order against the Spouse has no adverse effect on the ability of any Obligor to perform its obligations under the Transaction Documents.

12.7	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects (a) any assets of any Obligor or the Listco; or (b) assets of any Group Member in aggregate exceeding 10% of the amount of the Total Subscription Amount, and is not discharged with thirty (30) days.

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12.8	Unlawfulness

12.8.1	It is or becomes unlawful for any Obligor to perform any of its obligations under the Transaction Documents.

12.8.2	Any Transaction Document ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Noteholder) to be ineffective for any reason.

12.8.3	Any Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Noteholder) to be ineffective.

12.9	Repudiation and rescission of agreements

Any Obligor rescinds or purports (in writing) to rescind or repudiates or purports (in writing) to repudiate a Transaction Document or any Security or evidences an intention to rescind or repudiate a Transaction Document.

12.10	Cessation of business

Any Obligor suspends or ceases to carry on all or a material part of its business, or the Listco Group suspends or ceases to carry on all or a material part of the business of the Listco Group taken as a whole.

12.11	Expropriation

The authority or ability of any Obligor or any Group Member to conduct its business is substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental or regulatory authority in relation to any Obligor or any Group Member or any of its assets or the shares in any Obligor or any Group Member (including the displacement of all or part of the management of any Obligor or any Group Member) which has a Material Adverse Effect.

12.12	Material Adverse Effect

Any event or circumstance occurs which, in the opinion of the Noteholder, has or is likely to have a Material Adverse Effect.

12.13	Suspension or Cessation of Listing

The ADSs cease to be listed or quoted for more than ten (10) consecutive NASDAQ Trading Days on any of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors).

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12.14	Default under other Transaction Document

An event occurs which is called an “event of default” under any Transaction Document other than this Instrument.

12.15	Listco

12.15.1	The Listco publicly announces an intention to make, or has made, any material changes to its variable interest entity structure and related arrangements in the PRC (whether voluntary or involuntary), as a result of which the Listco’s or any Group Member’s benefits arising from the Control Documents may reasonably be expected to be adversely and materially affected.

12.15.2	If (i) any Control Document becomes illegal, void or unenforceable under the laws of the PRC after the date hereof, or (ii) any new law of the PRC or amendment or interpretation of any existing laws of the PRC is promulgated after the date hereof and, in each case, the Listco or any Group Member’s benefits arising from the Control Documents may reasonably be expected to be adversely and materially affected.

12.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or any Group Member or any of its assets (or against the directors of any Group Member), in each case, which might reasonably be expected to have a Material Adverse Effect.

12.17	Change of control

The Guarantor:

(a)	ceases to fully comply with Clause 13.27(g) of the Subscription Agreement; or

(b)	ceases to be a member of the board of directors of the Listco, whether by way of his own resignation, removal by the Listco (or its shareholder(s)), or otherwise.

12.18	Restructuring

Any Group Member commits any act in violation of Clause 15.7 (Merger) of the Subscription Agreement.

13.	REPLACEMENT OF NOTE CERTIFICATES

If any Note Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Specified Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

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14.	NOTICES

All notices to Noteholder shall be validly given if delivered in accordance with Clause 20 (Notices) of the Subscription Agreement.

15.	GOVERNING LAW AND ENFORCEMENT

15.1	Governing law

This Instrument and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

15.2	Jurisdiction of Hong Kong Courts

15.2.1	The courts of Hong Kong have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Instrument or its subject matter, existence, negotiation, validity, termination or enforceability (a “Dispute”).

15.2.2	Subject to Condition 15.2.3 below, the parties to this Instrument agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly the Issuer will not:

(a)	argue to the contrary; or

(b)	take any proceedings relating to a Dispute in any jurisdiction other than Hong Kong.

15.2.3	This Condition 15.2 is for the benefit of the Noteholder only. As a result, the Noteholder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction or from contending that such courts are appropriate and convenient. To the extent allowed by law, the Noteholder may take:

(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.

15.3	Waiver of immunities

The Issuer irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

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(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment or award to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

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Schedule 1

FORM OF NOTE CERTIFICATE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND IT MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TRANSFERRED EXCEPT: (I) AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT (IF AVAILABLE); OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THIS NOTE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAWS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS NOTE EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

Identifying Number:

GENTAO CAPITAL LIMITED

(Incorporated in the British Virgin Islands with limited liability)

12 per cent. secured guaranteed note

in the principal amount up to US$24,000,000 (the “Note”)

The Note in respect of which this Note Certificate is issued, the identifying number of which is noted above, is in registered form of GENTAO CAPITAL LIMITED (the “Issuer”) and is constituted by a Note instrument dated                                      2024 (the “Note Instrument”). The Note is subject to, and has the benefit of, that Note Instrument and the terms and conditions set out therein.

The Issuer hereby certifies that

[Name] of [Address]

is, at the date hereof, entered in the Issuer’s Register of Noteholders as the holder of the Note in the principal amount of US$24,000,000. For value received, the Issuer by such entry promises to pay the person who appears at the relevant time in the Register of Noteholders as holder of the Note in respect of which this Note Certificate is issued such amount or amounts as shall become due in respect of such Note in accordance with the terms and conditions set out in the Note Instrument and each of the Issuer and the Noteholder mentioned above agree to comply with the terms and conditions of the Note Instrument.

This Note Certificate is evidence of entitlement only. Title to the Note passes only on due registration in the Register of Noteholders and only the duly registered holder is entitled to payments on the Note in respect of which this Note Certificate is issued.

This Note Certificate is governed by, and shall be construed in accordance with, the laws of Hong Kong.

Notes:

1.	The Note is transferable only in whole or part in integral multiples of US$600,000 and this Note Certificate must be lodged, together with the transfer form (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor), with the Issuer.

2	This Note Certificate must be surrendered before any transfer, whether of the whole or any part of the Note comprised in it, can be registered or any new Note Certificate issued in exchange.

[The remainder of this page is intentionally left blank]

SCH 1-1

IN WITNESS whereof the Issuer has executed and delivered this Note Certificate as a deed poll on this      day of                    2024.

EXECUTED AND DELIVERED AS A DEED by	)
)
)
, its authorised director for and on behalf of	)
GENTAO CAPITAL LIMITED	)
)
)
)
in the presence of:	)	Name: Chen Sheng
Title: Director

Signature of witness

Name of witness:

Address of witness:

SCH 1-2

Schedule 2

Form of Transfer Form

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(Please print or type name and address of transferee)

US$[●] principal amount of this Note in respect of which this Note Certificate is issued and all rights hereunder, hereby irrevocably constituting and appointing                   as attorney to transfer such principal amount of this Note in the register maintained by GENTAO CAPITAL LIMITED with full power of substitution.

Date:

Transferor’s authorised signature:	Transferee’s authorised signature:

Name:	Name:
Title:	Title:

Notes:

1.	This Transfer Form must be accompanied by such documents, evidence and information as may be required pursuant to the conditions set out in the Note Instrument and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this Transfer Form.

2.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a notary public or in such other manner as the Issuer may require.

SCH 2-1

Schedule 3

FORM OF NOTEHOLDER REDEMPTION NOTICE

Date:

From: [Name of Noteholder]

To:     GENTAO CAPITAL LIMITED

Noteholder Redemption Notice in relation to 12 per cent. secured guaranteed note in the principal amount up to US$24,000,000 (the “Note”) issued by GENTAO CAPITAL LIMITED (the “Issuer”) on [●] 2024 and the terms and conditions endorsed on the note instrument (the “Note Instrument”)

Dear Sirs:

We refer to the Note, and capitalised terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note Instrument.

We, the Noteholder, hereby deliver this Noteholder Redemption Notice pursuant to the Note Instrument and hereby notify you, as the Issuer of the Note, of the exercise of the redemption right on and you shall immediately redeem the following amount of the Note at the following Default Redemption Price which has or will become immediately due and payable on the Noteholder Redemption Date (as set out below):

Noteholder Redemption Date:

Aggregate principal amount of the Note to be redeemed: US$

Default Redemption Price: US$

You shall immediately transfer the abovementioned Default Redemption Price in accordance with the provisions of the Note Instrument.

Signed for and on behalf of

[Name of Noteholder]

Name :

Title :

SCH 3-1

Schedule 4

FORM OF EARLY REDEMPTION NOTICE

Date:

From: GENTAO CAPITAL LIMITED

To: [Name of Noteholder]

Early Redemption Notice in relation to 12 per cent. secured guaranteed note in the principal amount up to US$24,000,000 (the “Note”) issued by GENTAO CAPITAL LIMITED (the “Issuer”) on [●] and the terms and conditions endorsed on the note instrument (the “Note Instrument”)

Dear Sirs:

We refer to the Note, and capitalised terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note Instrument.

We, the Issuer, hereby deliver this Early Redemption Notice pursuant to the Note Instrument and hereby notify you, as the Noteholder of the Note, of the exercise of the early redemption right on the following amount of the Note at the following Early Redemption Price which has or will become immediately due and payable on the Early Redemption Date (as set out below):

Early Redemption Date:

Aggregate principal amount of the Note to be redeemed: US$

Early Redemption Price: US$

Signed for and on behalf of
GENTAO CAPITAL LIMITED

Name:
Title:

SCH 4-1

Schedule 5

EXISTING LEGAL PROCEEDINGS

Domestic Cases

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
HKIAC/A20257	21 Vianet Ventures Limited	1. Diqi, Inc.	Shareholder	Ongoing	US$2,700,000
		2. Fountain, Inc.	dispute
3. Liao Shih-Wei
4. Liao Hui Chun
(2023) 中国贸仲京字第010405	天津泰达科技投资股份有限公司(Tianjin Teda Technology Investment Co., Ltd)	1. Listco 2. VNET Technology Group Limited 3. 深圳云原生科技有限公司	Acquisition agreement dispute	Ongoing	RMB60,683,705.7
(Shenzhen Cloud Native Technology Co., Ltd)
C20233066	广州琥珀安云一期创业投资合伙企业(有限合伙) (Guangzhou Amber Anyun Phase I Venture Capital Partnership Enterprise (Limited Partnership))	1. Listco 2. VNET Technology Group Limited 3. 深圳云原生科技有限公司(Shenzhen Cloud Native Technology Co., Ltd)	Acquisition agreement dispute	Ongoing	RMB53,939,517.33

SCH 5-1

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
S20231474	北京九合云腾投资中心（有限合伙） (Beijing Jiuhe Yunteng Investment Center (Limited Partnership))	1. Listco 2. VNET Technology Group Limited 3. 深圳云原生科技有限公司 (Shenzhen Cloud Native Technology Co., Ltd)	Acquisition agreement dispute	Ongoing	RMB16,663,420
S20230657	南京瑞联新兴产业投资基金合伙企业 ( 有 限 合 伙 ) (Nanjing Ruilian Emerging Industry Investment Fund Partnership Enterprise (Limited Partnership))	1. Listco 2. VNET Technology Group Limited 3. 深圳云原生科技有限公司 (Shenzhen Cloud Native Technology Co., Ltd)	Acquisition agreement dispute	Ongoing	RMB43,575,348.64
Pending	北京众海嘉华股权投资合伙企业 (Beijing Zhonghai Jiahua Equity Investment Partnership Enterprise)	1. Listco 2. VNET Technology Group Limited 3. 深圳云原生科技有限公司 (Shenzhen Cloud Native Technology Co., Ltd)	Acquisition agreement dispute	Ongoing	RMB8,615,220
Pending	1. Listco 2. VNET Technology Group Limited 3. 深 圳 云 原 生 科 技 有 限 公 司 (Shenzhen Cloud Native Technology Co., Ltd)	1. 黄启功 (Huang Qigong) 2. 王磊 (Wang Lei) 3. 杨乐 (Yang Le) 4. 刘寅 (Liu Yin) 5. 天津云思未来企业管理咨询合伙企业（ 有限合伙） (Tianjin Yunsi Future Enterprise Management Consulting Partnership (Limited Partnership))	Acquisition agreement dispute	Ongoing	RMB293,424,305.16

SCH 5-2

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed

6. 北京时速云企业管理咨询合伙企业 (有限合伙) (Beijing Speed Cloud Enterprise Management Consulting Partnership (Limited Partnership))

7. 天津泰达科技投资股份有限 公 司 (Tianjin Teda Technology Investment Co., Ltd)

8. 北京朗玛永安投资管理股份 公 司 (Beijing Langma Yong’an Investment Management Co., Ltd)

9. 广州琥珀安云一期创业投资合伙企业 (有限合伙) (Guangzhou Amber Anyun Phase I Venture Capital Partnership Enterprise (Limited Partnership))

10. 南京瑞联新兴产业投资基金合伙企业（有限合伙） (Nanjing Ruilian Emerging Industry Investment Fund Partnership Enterprise (Limited Partnership))

11. 北京九合云腾投资中心 (有限合伙) (Beijing Jiuhe Yunteng Investment Center (Limited Partnership))

SCH 5-3

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
BIAC 016073 – (2023)	北京峰赋科技有限公司 (Beijing Fengfu Technology Co., Ltd)

1. 鹏博士电信传媒集团股份 有限公司 (Dr. Peng Telecom Media Group Co., Ltd)

2. 北京鹏博士大数据科技有 限公司 (Beijing Dr. Peng Big Data Technology Co., Ltd)

3. 北京电信通电信工程有限

公 司 (Beijing Telecom Communication Engineering Co., Ltd)

4. 长宽通信服务集团有限公 司 (Changkuan Communication Service Group Co., Ltd)

5. 北京长宽电信服务有限公 司

(Beijing Changkuan Telecom Service Co., Ltd)

6. 上海长宽通信服务有限公 司

(Shanghai Changkuan Communication Service Co., Ltd)

7. 北京百凌科技有限责任公司 (Beijing Bailing Technology Co., Ltd)

			Contractual dispute	Ongoing	RMB221,033,022.25

SCH 5-4

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed

8. 北京天地久投资管理有限公 司 (Beijing Tiandi Jiu Investment Management Co., Ltd)

9. 长城宽带网络服务有限公司 (Great Wall Broadband Network Services Co., Ltd)

10. 广东长城宽带网络服务有限公司 (Guangdong Great Wall Broadband Network Service Co., Ltd)

11. 杨学平 (Yang Xueping)

Pending	昆山坤汇网络有限公司 (Kunshan Kunhui Network Co., Ltd.)	1. 湖州致辰商务服务合伙企业（ 有限合伙） (Huzhou Zhichen Business Service Partnership Enterprise (Limited Partnership)) 2. 杨学平 (Yang Xueping)	Contractual dispute	Ongoing	RMB101,609,721.11
(2023) 京 0108 民初55194号	北京云思畅想科技有限公司 (Beijing TenxCloud Technology Co., Ltd.)	1. 北京中恒博安科技有限公司 (Beijing Zhongheng Boan Technology Co., Ltd) 2. 李玲 (Li Ling) 3. 宫如亮 (Gong Ruliang)	Contractual dispute	Ongoing	RMB1,683,439.04
(2023) 京 0108 民初43645号	北京安腾思路科技发展有限公司 (Beijing Anteng Thinking Technology Development Co., Ltd.)	北京云思畅想科技有限公司 (Beijing TenxCloud Technology Co., Ltd)	Contractual dispute	Ongoing	RMB951,735

SCH 5-5

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
2023 年朝预民字第85692号	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	北京大唐高鸿数据网络技术有限公司 (Beijing Datang Gaohong Data Network Technology Co., Ltd)	Contractual dispute	Ongoing	RMB4,490,808.67
(2023) 沪仲案字第2032号	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	上海亿人通信终端有限公司 (Shanghai Yiren Communication Terminal Co., Ltd)	Contractual dispute	Ongoing	RMB16,381,327
Pending	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	北京租之家网络科技股份有限 公 司 (Beijing Renzhijia Network Technology Co., Ltd)	Contractual dispute	Ongoing	RMB12,816,790.91
Pending	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	天津铜牛信息科技有限公司(Tianjin Tongniu Information Technology Co., Ltd)	Contractual dispute	Ongoing	RMB4,712,160
(2022) 京 0105 民初43809号	北京世纪互联宽带数据中心有限公司深圳分公司(Beijing VNET Broad Band Data Center Co., Ltd..)	深圳华讯网络科技有限公司 (ECCOM Co., Ltd.)	Contractual dispute	Ongoing	RMB182,999
Pending	北京世纪互联宽带数据中心有限公司深圳分公司(Beijing VNET Broad Band Data Center Co., Ltd..)	恒大地产集团有限公司(Evergrande Real Estate Group Co., Ltd)	Contractual dispute	Ongoing	RMB968,505
(2023) 京仲裁字第11412号	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	新物种（北京）科技有限公司 (New Species (Beijing) Technology Co., Ltd)	Contractual dispute	Ongoing	RMB26,469,955.27

SCH 5-6

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
(2023) 京仲裁字第10309号	北京世纪互联宽带数据中心有限公司(Beijing VNET Broad Band Data Center Co., Ltd..)	卢云清 (Lu Yunqing)	Contractual dispute	Ongoing	RMB21,800,532.37
Pending	北京世纪互联宽带数据中心有限公司深圳分公司 (Beijing VNET Broad Band Data Center Co., Ltd..)	1. 中国联合网络通信有限公司 (China United Network Communications Co., Ltd) 2. 中国联合网络通信有限公司深圳市分公司 (China United Network Communications Co., Ltd. Shenzhen Branch)	Contractual dispute	Ongoing	RMB5,596,000
(2022) 京仲案字第6453号）	上 海 蓝 云 网 络 科 技 有 限 公 司 (Shanghai Blue Cloud Technology Co., Ltd.)	山东宇兴建设有限公司 (Shandong Yuxing Construction Co., Ltd)	Contractual dispute	Ongoing	RMB11,592,764.92
(2023) 京0105 民初41234号	上海蓝云网络科技有限公司 (Shanghai Blue Cloud Technology Co., Ltd.)	上海翔军计算机网络技术有限公司 (Shanghai Xiangjun Computer Network Technology Co., Ltd)	Contractual dispute	Ongoing	RMB501,695
(2023) 京仲案字第06944号	上海前沿蓝云网络科技有限公司(Shanghai Edge Blue Cloud Network Technology Co., Ltd.)	北京九芯科技有限公司(Beijing Jiuxin Technology Co., Ltd)	Contractual dispute	Ongoing	RMB1,813,650

SCH 5-7

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
(2023) 浙 0110 民 诉前调11758号	微来智慧科技（杭州）有限责任公司(Weilai Smart Technology (Hangzhou) Co., Ltd)	上海南洋万邦软件技术有限公 司 (Shanghai Nanyang Wanbang Software Technology Co., Ltd)	Contractual dispute	Ongoing	RMB1,820,696.96
(2023) 京0491 民初12142号	殷岳桢 (Yin Yuezhen)

1. 北京小问智能科技有限公司 (Beijing Xiaowen Intelligent Technology Co., Ltd)

2. 中广影音（北京）文化传媒有限公司 (China Radio and Television (Beijing) Cultural Media Co., Ltd)

3. 微软 (中国) 有限公司

(Microsoft (China) Co., Ltd)

4. 北京信诺时代科技发展有限 公 司 (Beijing Sinoage Technology Corp)

5. 上海蓝云网络科技有限公司 (Shanghai Blue Cloud Technology Co., Ltd.)

			Copyright infringement	Ongoing	RMB230,000
(2024) 京仲案字第00392号	上海前沿蓝云网络科技有限公司 (Shanghai Edge Blue Cloud Network Technology Co., Ltd.)	深圳力维信息技术有限公司 (Shenzhen Liwei Control Technology Co., Ltd.)	Contractual dispute	Ongoing	RMB435,780.64
(2024) 京 03 执保185号	广 网 数 据 服 务 ( 北 京 ) 有 限 公 司 (Guangwang Data Services (Beijing) Co., Ltd)	北京世纪互联宽带数据中心有 限 公 司 (Beijing VNET Broad Band Data Center Co., Ltd..)	Contractual dispute	Ongoing	RMB2,500,000

SCH 5-8

Case number	Plaintiff	Defendant	Nature	Status	Amount claimed
(2024) 京 0108 民初4059	湖北五五互联科技有限公司 (Hubei Wuwu Internet Technology Co., Ltd)	北京世纪互联宽带数据中心有限公司 (Beijing VNET Broad Band Data Center Co., Ltd..)	Shareholders dispute	Ongoing	RMB1,293,574
(2023) 京仲案字第04749号（新增案号）	上海前沿蓝云网络科技有限公司(Shanghai Edge Blue Cloud Network Technology Co., Ltd.)	北京金首翼科技发展有限公司 (Beijing Jinshouyi Technology Development Co., Ltd)	Contractual dispute	Closed	RMB1,420,448.02

Shareholder Class Action Lawsuits

In December 2023 and January 2024, the Listco and certain of the current and former executive officers of the Listco were named defendants in a putative securities class action lawsuit filed in the United States District Court for the Southern District of New York in which the Listco has allegedly made materially false and/or misleading statements and/or failed to disclose certain material information concerning its founder and co- chairperson, the Guarantor’s financing activities and the related impact on the Listco’s business operations, captioned Semerak v. VNET Group, Inc., No. 23-cv-11187 (S.D.N.Y.). The lawsuit asserts claims under Section 10(b) and Section 20(a) of the U.S. Exchange Act.

SCH 5-9

IN WITNESS whereof this Instrument has been duly executed and delivered by the Issuer as a deed poll on the date first above written.

EXECUTED AND DELIVERED AS A DEED by	) )
)
, its authorised director for and on behalf of	)
GENTAO CAPITAL LIMITED	) ) ) )
in the presence of:	)	Name: Chen Sheng
Title: Director

Signature of witness

Name of witness:

Address of witness:

[Execution Page – Note Instrument – Issuer]

Schedule 3

FORM OF NOTICE OF ISSUANCE

From:     GENTAO CAPITAL LIMITED as the Issuer

To:         SHINING RICH HOLDINGS LIMITED 耀富控股有限公司

Date:

GENTAO CAPITAL LIMITED (the “Issuer”) – Subscription Agreement dated [●] 2024 in relation to the 12 per cent. secured guaranteed Note in the principal amount up to US$24,000,000 (the “Subscription Agreement”)

1.	We refer to the Subscription Agreement. This is the Notice of Issuance. Terms defined in the Subscription Agreement have the same meaning in this Notice of Issuance unless otherwise defined in this Notice of Issuance.

2.	We wish to issue the Note on the following terms:

Proposed Closing Date:	2024 (or, if not a Business Day, the next Business Day)
Principal Amount of the Note:	US$24,000,000
Minimum Denomination of the Note:	US$600,000

3.	We confirm that each Condition Precedent which must be satisfied on the date of this Notice of Issuance is so satisfied.

4.	The proceeds of the issuance should be credit to the following BVI-1 Account:

Beneficiary Bank Name:	[*****]
Beneficiary Bank Address:	[*****]
Beneficiary bank SWIFT:	[*****]
Beneficiary Name:	[*****]
Beneficiary Account:	[*****]
Correspondent Bank Name:	[*****]
Correspondent SWIFT:	[*****]
Correspondent Bank Account:	[*****]
Correspondent Bank Name (if by remittance CHATS):	[*****]
Correspondent SWIFT (if by remittance CHATS):	[*****]

SCH 3-1

Correspondent Bank Account (if by remittance CHATS):	BANK CODE 018
Reference:	Project Sorrento

5.	This Notice of Issuance is irrevocable.

[The remainder of this page is intentionally left blank]

SCH 3-2

Yours faithfully,

Signed for and on behalf of

GENTAO CAPITAL LIMITED

Authorized Signatory

SCH 3-3

Schedule 4
CONDITIONS PRECEDENT

1	The Obligors

(a)	A certified copy of each BVI Co’s constitutional documents (i.e. certificate of incorporation, certificate(s) of change of name (if any) and memorandum and articles of association) and the following registers that are currently in full force and effect, namely, register of members, register of directors and register of charges.

(b)	A certified copy of the PRC resident identity card of each of the Guarantor and the Spouse.

(c)	A Certificate of Good Standing issued by the Registrar of Corporate Affairs in the British Virgin Islands attesting to the good standing of each BVI Co, such certificate being dated no earlier than sixty (60) days prior to the date of this Agreement or such other date as is acceptable to the Investor.

(d)	A Certificate of Incumbency issued by the registered agent of each BVI Co confirming (amongst other customary matters) the name of each person entered in the register of directors as a director of the BVI Co, such certificate being dated no earlier than sixty (60) days prior to the date of this Agreement or such other date as is acceptable to the Investor.

(e)	A certified copy of resolutions of the board of directors of each BVI Co unanimously:

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Notice of Issuance) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party; and

(iv)	resolving that it is in the best interests of it to enter into the transactions contemplated by the Transaction Documents to which it is a party.

(f)	A certified copy of resolutions of the Guarantor as the sole shareholder of each BVI Co:

(i)	approving the terms of, and the transactions contemplated by, the Transaction Document(s) to which it is a party and resolving that it execute, deliver and perform the Transaction Document(s) to which it is a party;

(ii)	authorising a specified person or persons to execute the Transaction Document(s) to which it is a party on its behalf;

SCH 4-1

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Document(s) to which it is a party; and

(iv)	resolving that it is in the best interests of it to enter into the transactions contemplated by the Transaction Document(s) to which it is a party.

(g)	A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 1(e) and 1(f) of this Schedule 4.

(h)	A certificate from each corporate Obligor (signed by a director) confirming that the issue of the Note or guaranteeing the obligations under the Transaction Documents and/or giving of undertakings under the Transaction Documents, as appropriate, would not cause any limit on borrowing, guaranteeing or similar limit binding on it to be exceeded and that each of the Obligors would be able to pay its debts as they fall due.

(i)	A certificate of an authorised signatory of each corporate Obligor certifying that each copy document relating to it specified in paragraphs 1(a) to 1(h) of this Schedule 4 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions have not been revoked.

2	Legal opinions

(a)	A legal opinion in relation to the laws of Hong Kong from Li & Partners addressed to the Investor in form and substance satisfactory to the Investor.

(b)	A legal opinion in relation to the laws of the PRC from Global Law Office addressed to the Investor in form and substance satisfactory to the Investor.

(c)	A legal opinion in relation to the laws of the BVI from Harney Westwood & Riegels addressed to the Investor in form and substance satisfactory to the Investor.

(d)	A legal opinion in relation to the laws of the U.S. from Ortoli Rosenstadt LLP addressed to the Investor in form and substance satisfactory to the Investor.

(e)	A legal opinion in relation to the laws of the BVI with regard to the Transaction Security from Harney Westwood & Riegels addressed to the Investor in form and substance satisfactory to the Investor.

(f)	A legal opinion in relation to the laws of the Cayman Islands with regard to the Transaction Security from Harney Westwood & Riegels addressed to the Investor in form and substance satisfactory to the Investor.

(g)	A legal memorandum in relation to the laws of the U.S. with regard to the Transaction Security from Ortoli Rosenstadt LLP addressed to the Investor in form and substance satisfactory to the Investor.

SCH 4-2

3	Transaction Documents

(a)	The original of each Transaction Document (other than the Registrar Confirmation Letter) and any other documents as the Investor may require in connection with the completion, perfection and registration of the Transaction Security created or intended to be created pursuant to the Security Documents, where such documents are required to be delivered by the date falling on or before the Closing Date, each duly executed by the parties to it (except the Investor).

(b)	Evidence that any process agent referred to in Clause 30.2 (Service of process), has accepted its appointment.

(c)	A copy of the Conversion Procedures.

(d)	A copy of the structure chart of the Listco Group and its Affiliates.

(e)	Any other notices or documents required to be delivered, and any other acknowledgement or consent required to be obtained, under any Transaction Documents, including but not limited to certified copies of the filed and updated register of charges of the BVI Cos, and annotated register of members of the BVI Cos according to the Transaction Documents, if applicable.

4	Other documents and evidence

(a)	Evidence to the satisfaction of the Investor that the costs and expenses then due from the Issuer (including such costs and expenses pursuant to Clause 11 (Costs and expenses)) have been paid or will be paid by the Closing Date.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Investor considers to be necessary or desirable (if it has notified the Issuer accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(c)	Evidence that all Security Perfection Requirements specified in the Transaction Security Documents have been or will be completed in accordance with the terms of the Transaction Security Documents.

(d)	The agreed form of the Listco Acknowledgement Letter substantially in the form and substance satisfactory to the Investor.

(e)	All other documents and evidence as reasonably requested by the Investor to enable it to conduct any “know your customer” or anti-money laundering or other procedures under applicable laws and regulations.

SCH 4-3

Schedule 5
SHAREHOLDING TABLE

Name of the entity	Number of Listco Shares held	Percentage of Shareholding	Class of Listco Shares	Status of Conversion
Issuer	1	0.00%	Class A	Not converted
BVI-1	34,744,206	2.20%	Class A	Not converted
BVI-2	19,670,117	1.25%	Class B	Not converted
BVI-3	8,087,875	0.51%	Class B	Not converted
Personal Group Limited	4	0.00%	Class A	Not converted
	769,486	0.05%	Class B	Not converted
	60,000	0.00%	Class C	Not converted

Name of the entity	Number of ADS held	Number of underlying Class A Shares	Percentage of Shareholding
Issuer	5,604,821	33,628,926	2.13%

SCH 5-1

SIGNATURE PAGE

The Issuer

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
GENTAO CAPITAL LIMITED	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East Road,
Chaoyang District, Beijing 100016

Contact details for notice:

Address:	10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016
Email:	Josh.Chen@vnet.com
Fax No.:	+86 10 8456 4234
Attention:	Chen Sheng

[Execution Page – Subscription Agreement – Issuer]

Declaration by CHEN Sheng ()

I hereby acknowledge that I have been advised to seek independent legal advice before signing this Agreement and that I will be legally bound by the terms of this Agreement upon signing. In signing this Agreement, I hereby also acknowledge that prior to signing this Agreement, I have had this Agreement explained to me, understand the provision stated in this Agreement including all the terms and conditions contained therein, and agreed to be bound by the same.

The Guarantor

SIGNED SEALED AND DELIVERED	)
by	)
CHEN SHENG ())
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name: CHEN SHENG ()

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East Road,
Chaoyang District, Beijing 100016

Contact details for notice:

Address:	10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016
Email:	Josh.Chen@vnet.com
Fax No.:	+86 10 8456 4234
Attention:	Chen Sheng

[Execution Page – Subscription Agreement – Guarantor]

BVI-1

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
BEACON CAPITAL GROUP INC.	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East Road,
Chaoyang District, Beijing 100016

Contact details for notice:

Address:	10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016
Email:	Josh.Chen@vnet.com
Fax No.:	+86 10 8456 4234
Attention:	Chen Sheng

[Execution Page – Subscription Agreement – BVI-1]

BVI-2

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
FAST HORSE TECHNOLOGY LIMITED	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East Road,
Chaoyang District, Beijing 100016

Contact details for notice:

Address:	10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016
Email:	Josh.Chen@vnet.com
Fax No.:	+86 10 8456 4234
Attention:	Chen Sheng

[Execution Page – Subscription Agreement – BVI-2]

BVI-3

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
SUNRISE CORPORA TE HOLDING LTD.	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East Road,
Chaoyang District, Beijing 100016

Contact details for notice:

Address:	10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016
Email:	Josh.Chen@vnet.com
Fax No.:	+86 10 8456 4234
Attention:	Chen Sheng

[Execution Page – Subscription Agreement – BVI-3]

The Investor

SHINING RICH HOLDINGS LIMITED

By:	/s/ Wang Peng
Name:	Wang Peng
Title:	Authorised Signatory

Contact details for notice:

Email:	workforpapper@l63.com
Attention:	Fang Li/ Tong Lin

[Execution Page – Subscription Agreement – Investor]